UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Acer Therapeutics Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY

ACER THERAPEUTICS INC.

ONE GATEWAY CENTER, SUITE 351 (300 WASHINGTON STREET)

NEWTON, MASSACHUSETTS 02458

April 9, 2018

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Acer Therapeutics Inc. on Monday, May 14, 2018 at 10:00 a.m. Pacific Time. The meeting will be held at the offices of Pillsbury Winthrop Shaw Pittman LLP, 12255 El Camino Real, Suite 300, San Diego, California 92130.

Information about the Annual Meeting, including matters on which shareholders will act, may be found in the Notice of Annual Meeting and Proxy Statement accompanying this letter. We look forward to greeting in person as many of our shareholders as possible.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and promptly return the accompanying proxy in the enclosed envelope or use one of the voting methods described in the attached materials. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a legal proxy issued in your name.

Sincerely yours,

Chris Schelling, President and Chief Executive Officer

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our proxy solicitor:

ADVANTAGE PROXY

(877) 870-8565 (toll free)

ACER THERAPEUTICS INC.

ONE GATEWAY CENTER, SUITE 351 (300 WASHINGTON STREET)

NEWTON, MASSACHUSETTS 02458

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2018

The Annual Meeting of shareholders of Acer Therapeutics Inc. will be held on Monday, May 14, 2018, at 10:00 a.m. Pacific Time, at the offices of Pillsbury Winthrop Shaw Pittman LLP, 12255 El Camino Real, Suite 300, San Diego, California 92130. Our shareholders are being asked to vote to:

1.	Elect Stephen J. Aselage, Jason Amello, Hubert Birner, Ph.D., MBA, John M. Dunn, Michelle Griffin, Luc Marengere, Ph.D., and Chris Schelling to the Board of Directors to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

2.	Approve certain proposed provisions of the proposed certificate of incorporation under Delaware law in connection with the Reincorporation as set forth below:

2A.	Approve a provision to permit stockholder action only at a duly called meeting and to prohibit action by written consent of stockholders;

2B.	Approve a provision to eliminate the ability of stockholders to call a special meeting of stockholders;

2C.	Approve a provision to provide for the supermajority voting in connection with future amendments to certain provisions of the certificate of incorporation;

2D.	Approve a provision to provide for the supermajority voting in connection with future amendments to certain provisions of the bylaws; and

2E.	Approve a provision to provide that the Court of Chancery of the State of Delaware will be the exclusive forum for certain legal actions;

3.	Approve the reincorporation of Acer Therapeutics Inc. from a Texas corporation to a Delaware corporation (the “Reincorporation”);

4.	Approve the Acer Therapeutics Inc. 2018 Stock Incentive Plan;

5.	Ratify the appointment of Wolf & Company, P.C. as our independent auditors for the fiscal year ending December 31, 2018; and

6.	Transact any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

These business items are described more fully in the Proxy Statement accompanying this Notice.

Only shareholders who owned common stock at the close of business on March 26, 2018 can vote at this meeting or any adjournments or postponements that may take place. All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose or use one of the voting methods described in the attached materials. Your stock will be voted in accordance with the instructions you have given. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a legal proxy issued in your name.

By Order of the Board of Directors,

Chris Schelling, President and Chief Executive Officer

Dated: April 9, 2018

The Board of Directors solicits the enclosed proxy. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please complete, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope provided or use one of the voting methods described in the attached materials.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 14, 2018: This Proxy Statement and our 2017 Annual Report on Form 10-K are available at: www.cstproxy.com/acertx/2018

ACER THERAPEUTICS INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2018

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of our Board of Directors (“Board”) for use at the annual meeting of shareholders to be held on Monday, May 14, 2018, at 10:00 a.m. Pacific Time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the offices of Pillsbury Winthrop Shaw Pittman LLP, 12255 El Camino Real, Suite 300, San Diego, California 92130. We intend to mail this Proxy Statement and accompanying proxy card to shareholders on or about April 9, 2018.

The Board of Acer Therapeutics Inc. prepared this Proxy Statement for the purpose of soliciting proxies for our Annual Meeting of Shareholders. The terms “we,” “our,” the “Company” or “Acer,” refer to Acer Therapeutics Inc., a Texas corporation (NASDAQ: ACER). The term “Private Acer” refers to Acer Therapeutics Inc., a Delaware corporation and wholly owned subsidiary. Acer was formerly known as “Opexa Therapeutics, Inc.” prior to the September 19, 2017 merger between Acer, Private Acer and Opexa Merger Sub, Inc.

Availability of Annual Report on Form 10-K

Accompanying this Proxy Statement is our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the Securities and Exchange Commission (the “SEC”). We make available, free of charge through our website (www.acertx.com), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with or furnished to the SEC. These reports can be found under “SEC Filings” through the “Investor Relations” section of our website. We will provide to any shareholder without charge, upon the written request of that shareholder, a copy of our Annual Report on Form 10-K (without exhibits), including financial statements and financial statement schedules. Such requests should be addressed to Investor Relations, Acer Therapeutics Inc., One Gateway Center, Suite 351 (300 Washington Street), Newton, Massachusetts 02458.

Voting

Before the meeting, you may vote your shares if they are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, by (i) completing, signing, dating and returning the enclosed proxy card by mail in the postage paid envelope provided or (ii) using the Internet to vote your proxy 24 hours a day, 7 days a week. If you would like to vote electronically, have your proxy card in hand when you log on and follow the instructions included with your proxy card. You are encouraged to vote electronically by Internet. If you vote by Internet, you do not need to return your proxy card. Please follow the directions on your proxy card carefully.

If your shares are held in a brokerage account in the name of a bank, broker or other nominee (this is called “street name”), then you are the beneficial owner of the shares and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. You have the right to direct your bank or broker on how to vote the shares in your account, and you may also be able to vote by telephone or via the Internet depending on the voting procedures used by your broker. You may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the telephone or Internet.

Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet. Please note that if your shares are held in “street name” and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker, bank or nominee that holds your shares.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Acer, at the address of our executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Quorum, Abstentions and Broker Non-Votes

Our common stock is the only type of security entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on March 26, 2018 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were [●] shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Shares of common stock may not be voted cumulatively.

Proxies properly executed, duly returned to us and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted:

•	“FOR” each of the seven director nominees;

•	“FOR” each of the proposed revisions to the proposed certificate of incorporation under Delaware law in connection with the Reincorporation;

•	“FOR” approval of the Reincorporation;

•	“FOR” approval of our 2018 Stock Incentive Plan; and

•	“FOR” ratification of the appointment of our independent auditors.

It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the person named as proxy in the enclosed form of proxy will have discretionary authority to vote according to his own discretion.

The required quorum for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy. Our bylaws provide that unless otherwise provided by law or by our Restated Certificate of Formation, as amended, all matters other than the election of directors shall be decided by the affirmative vote of a majority of the shares of stock represented in person or by proxy at the Annual Meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining.

The term “broker non-vote” refers to shares held by a brokerage firm, bank or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on certain non-routine matters and accordingly may not vote on such matters absent instructions from the beneficial holder. Discretionary items are proposals considered “routine” under the rules of the New York Stock Exchange (also applicable to Nasdaq-listed companies), such as the ratification of the appointment of our independent auditors. Non-routine items for which brokers and nominees do not have discretionary voting power include the election of directors, the approval of the proposed provisions in the Delaware certificate of incorporation, the approval of the Reincorporation and the approval of our 2018 Stock Incentive Plan.

If you hold your shares in “street name” or through a broker it is important that you direct your broker how to vote your shares.

Vote Required

Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares of common stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. This means the seven nominees for directors receiving the highest number of affirmative votes will be elected. Proxies marked to “Withhold Authority” will not affect the election of a candidate who receives a plurality of votes. The election of directors is a matter on which a broker or other nominee is generally not empowered to vote using discretion, and therefore, broker non-votes may exist but will have no effect on the outcome of the election of candidates for directors. Shareholders may not cumulate votes in the election of directors. We urge you to provide any necessary voting instructions to your broker or nominee if you hold your shares in street name in order for your vote to be considered for this proposal.

Proposals 2A, 2B, 2C, 2D and 2E. Approval of the proposed revisions of the proposed certificate of incorporation under Delaware law in connection with the Reincorporation requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote. Proposals 2A, 2B, 2C, 2D and 2E are matters on which a broker or other nominee is generally not empowered to vote using discretion, and therefore, abstentions and broker non-votes may exist with respect to these proposals. Accordingly, we urge you to provide any necessary voting instructions to your broker or nominee if you hold your shares in street name in order for your vote to be considered for these proposals. Abstentions will be counted toward the vote total and will have the same effect as “Against” votes.

Proposal 3. Approval of the Reincorporation requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote. Proposal 3 is a matter on which a broker or other nominee is generally not empowered to vote using discretion, and therefore, abstentions and broker non-votes may exist with respect to this proposal. Accordingly, we urge you to provide any necessary voting instructions to your broker or nominee if you hold your shares in street name in order for your vote to be considered for this proposal. Abstentions will be counted toward the vote total and will have the same effect as “Against” votes.

Proposal 4. Approval of our 2018 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the voting power present or represented by proxy and voting at the Annual Meeting. Proposal 4 is a matter on which a broker or other nominee is generally not empowered to vote using discretion, and therefore, abstentions and broker non-votes may exist with respect to this proposal. Accordingly, we urge you to provide any necessary voting instructions to your broker or nominee if you hold your shares in street name in order for your vote to be considered for this proposal. Abstentions will not affect the outcome.

Proposal 5. Ratification of the appointment of Wolf & Company, P.C. as our independent auditors requires the affirmative vote of the holders of a majority of the voting power present or represented by proxy and voting at the Annual Meeting. The ratification of the appointment of the independent auditors is a matter on which a broker or other nominee is generally empowered to vote, and therefore, broker non-votes are not expected to exist with respect to this proposal. Abstentions will not affect the outcome.

Solicitation

The cost of soliciting proxies will be borne by Acer. In addition to soliciting shareholders by mail and through our regular employees, we will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and we may reimburse these parties for their reasonable out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation. We have retained Advantage Proxy to assist us in soliciting proxies using the means referred to above. We will pay the fees of Advantage Proxy, which we expect to be approximately $5,500, plus reimbursement of out-of-pocket expenses.

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares or to obtain directions to attend the meeting and vote in person, you may contact our proxy solicitor, Advantage Proxy, at (877) 870-8565 (toll free).

Shareholder Proposals

Proposals of shareholders that are intended to be presented at our 2019 Annual Meeting of Shareholders and the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than December 10, 2018 in order to be included in the Proxy Statement and proxy materials relating to that meeting. Moreover, with respect to any proposal by a shareholder not seeking to have the proposal included in the Proxy Statement but seeking to have the proposal considered at our next annual meeting, pursuant to our bylaws such shareholder must provide written notice of such proposal so that it is received by our Secretary at our principal executive offices not less than 50 days nor more than 90 days prior to the date of such meeting; provided, however, that in the event that less than 75 days’ notice of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be received no later than the close of business on the 15th day following the date on which notice of the date of the annual meeting was mailed. If the shareholder fails to give notice by this date, then the persons who are appointed as proxies may exercise their discretionary voting authority with respect to such proposals, even if the shareholders have not been advised of the proposal. In addition, shareholders must comply in all respects with the rules and regulations of the SEC then in effect and the procedural requirements of our bylaws.

Dissenters’ Rights

Neither Texas law nor our Restated Certificate of Formation or bylaws provide our shareholders with dissenters’ rights in connection with the matters described in this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members, each with a term expiring at the 2018 Annual Meeting. Our Board of Directors was entirely reconstituted at the closing of the September 19, 2017 merger between the Company (formerly known as Opexa Therapeutics, Inc.), Acer Therapeutics Inc., a Delaware corporation (“Private Acer”), and Opexa Merger Sub, Inc. The Nominating Committee of the Board has recommended, and the Board has nominated, the seven incumbent directors for election at the Annual Meeting. The shares represented by the enclosed proxy will be voted for the election as directors of the seven nominees named below to serve until the 2019 Annual Meeting or until their successors have been duly elected and qualified. All of the nominees have indicated to us that they will be available to serve as directors. If any of the nominees becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons recommended by the Board as may be determined by the holders of the proxy. There are no family relationships among our executive officers and directors.

Director Nominees

Individuals nominated for election are:

Name	Age	Position
Stephen J. Aselage	66	Chairman of the Board
Jason Amello	49	Director
Hubert Birner, Ph.D., MBA	51	Director
John M. Dunn	66	Director
Michelle Griffin	52	Director
Luc Marengere, Ph.D.	52	Director
Chris Schelling	42	Director, President and Chief Executive Officer

Biographical information for our directors is set forth below:

Stephen J. Aselage has served as Chairman of the Board since the completion of the merger in September 2017. Since October 2015, Mr. Aselage has served as the chairman of Private Acer’s board of directors. He has served as president and chief executive officer of Retrophin, Inc., a Nasdaq-listed, fully integrated biopharmaceutical company, since November 2014 and as a member of its board of directors since October 2012. From May 2014 to November 2014, Mr. Aselage served as the chief operations officer and interim chief executive officer of Retrophin. Prior to joining Retrophin, he held a variety of roles at BioMarin, as executive vice president and chief business officer from December 2009 to September 2012 and senior vice president of global commercial development from July 2005 to December 2009. He has also held leadership roles at Cell Therapeutics, Inc., Sangstat Medical Corporation, Advanced Tissue Sciences, Inc. and Genentech, Inc. Mr. Aselage earned a B.S. in biology from the University of Notre Dame. Acer believes that Mr. Aselage is qualified to serve on our Board of Directors due to his extensive experience in the pharmaceuticals and biotechnology industry, which will enable him to contribute important insights to our Board of Directors on strategic leadership and drug commercialization matters.

Jason Amello has served as a Director since the completion of the merger in September 2017. Since September 2013, Mr. Amello has served as senior vice president, chief financial officer and treasurer of Akebia Therapeutics, Inc., a biopharmaceutical company focused on the development and commercialization of novel therapeutics for patients with kidney disease. From May 2012 to May 2013, he served as executive vice president, chief financial officer and treasurer of ZIOPHARM Oncology, Inc., a biopharmaceutical company focused on the discovery and development of new cancer therapies. From April 2000 to June 2011, Mr. Amello held various positions at Genzyme Corporation, a biotechnology company focused on development of therapeutics for multiple diseases and disorders, most recently as senior vice president, corporate controller, and chief accounting officer. Earlier in his career, Mr. Amello spent 10 years in the business advisory and assurance practice of Deloitte, serving in various roles of increasing responsibility through senior manager. He currently serves on the board of directors of the New England Baptist Hospital, an orthopedic specialty hospital. Mr. Amello earned a B.A. in accounting from Boston College and is a Certified Public Accountant in the Commonwealth of Massachusetts. Acer believes that Mr. Amello is qualified to serve on our Board of Directors due to his extensive experience in finance related to managing life sciences companies, which will enable him to contribute important insights to our Board of Directors on financial matters toward the continued growth and expansion of Acer.

Hubert Birner, Ph.D., MBA has served as a Director since the completion of the merger in September 2017. Since April 2017, Dr. Birner has served as a member of Private Acer’s board of directors. Since 2000, he has served in a variety of roles for TVM Capital, an independent affiliation of international private equity and venture capital firms, where he currently serves as the managing partner of TVM Capital and TVM Life Science Management. Dr. Birner currently serves as the chairman of the boards of directors of Argos Therapeutics, Inc., a Nasdaq-listed immuno-oncology company, and NOXXON Pharma N.V., a EuroNext Growth Paris-listed biopharmaceutical company, and as a member of the board of directors of Proteon Therapeutics, Inc., a Nasdaq-listed biopharmaceutical company, as well as a number of privately held life science companies. Prior to his tenure at TVM Capital, Dr. Birner held roles at Zeneca Group PLC and McKinsey & Company. He served as the vice chairman of Evotec AG, a Frankfurt Stock Exchange-listed company focused on the discovery and development of small molecule drugs, from 2005 to 2013, and as a director of Probiodrug AG, a Euronext Amsterdam-listed biopharmaceutical company, from 2014 to 2015. Dr. Birner earned a Ph.D. in biochemistry from Ludwig-Maximilian University of Munich and an MBA from Harvard Business School. Acer believes that Dr. Birner is qualified to sit on our Board of Directors due to his extensive experience in the life sciences industry, both as an investor and a director, which will enable him to help guide Acer in future capital raising efforts.

John M. Dunn has served as a Director since the completion of the merger in September 2017. Since October 2015, Mr. Dunn has served as a member of Private Acer’s board of directors. Since November 2014, he has served as general counsel of Vital Therapies, Inc., a biotherapeutic company. Prior to joining Vital Therapies, Mr. Dunn was a consultant from February 2012 to November 2014, an executive vice president of Biogen Idec, Inc., now Biogen, Inc., a biotechnology company, from November 2003 to January 2012, where he was the head of that firm’s corporate venture group, and general counsel of IDEC Pharmaceuticals from 2002 until its merger with Biogen in November 2003. Mr. Dunn earned a B.S. in finance and a J.D. from the University of Wyoming. Acer believes that Mr. Dunn is qualified to serve on our Board of Directors as a result of his deep experience relating to corporate governance and regulatory and financing matters in the pharmaceuticals and biotechnology industry, which will enable him to contribute important strategic insights to our Board of Directors.

Michelle Griffin has served as a Director since the completion of the merger in September 2017. Since April 2013, Ms. Griffin has served as the principal of Pacific Biotechnology Consulting Group, a firm providing consulting services to biotechnology companies and their boards of directors. Prior to her time with Pacific Biotechnology Consulting Group, Ms. Griffin served from January 2011 to March 2013 as executive vice president, operations and chief financial officer of OncoGenex Pharmaceuticals, Inc. Ms. Griffin served as a member of the board of directors and as chair of the audit committee for PhaseRx, Inc. from 2016 until its acquisition by Roivant Sciences GmbH in 2018, OncoGenex Pharmaceuticals, Inc. from 2008 to 2011, and Sonus Pharmaceuticals, Inc. (subsequently acquired by OncoGenex) from 2004 to 2008, and during various periods from 1997 to 2011 served in the capacity of Chief Financial Officer for Trubion Pharmaceuticals, Inc., Dendreon Corporation and Corixa Corporation. Ms. Griffin earned her B.S. in marketing from George Mason University and her M.B.A. with a specialization in finance and international business from Seattle University. Acer believes that Ms. Griffin is qualified to serve on our Board of Directors as a result of her extensive operational experience in the biotechnology industry and deep experience in public company financial matters, which will enable her to contribute important insights to our Board of Directors on drug development and financial matters.

Luc Marengere, Ph.D. has served as a Director since the completion of the merger in September 2017. Since April 2016, Dr. Marengere has served as a member of Private Acer’s board of directors. He serves as managing partner of TVM Life Science Venture VII, L.P, a venture capital fund, which he joined in March 2012. From October 2001 to March 2012, Dr. Marengere was a managing general partner with VG Partners, a merchant bank. He serves on the boards of directors of a number of privately held life science companies. From January 2015 to March 2017, Dr. Marengere also served on the board of directors of CoLucid Pharmaceuticals, Inc., a Nasdaq-listed biopharmaceutical company. He has also held roles at CDP Capital – Technology Ventures and MDS Capital Corp. Dr. Marengere earned a Ph.D. from the University of Toronto, an M.S. in endocrinology from Queen’s University and a B.S. in biochemistry from the University of Ottowa. Acer believes that Dr. Marengere is qualified to serve on our Board of Directors due to his extensive experience in funding and managing life sciences companies, which will enable him to contribute valuable insights regarding the continued growth and expansion of Acer.

Chris Schelling has served as a Director and as our President and Chief Executive Officer since the completion of the merger in September 2017. Mr. Schelling founded Private Acer in December 2013 and has served as a director since that time. From December 2013 to February 2016, he served as Private Acer’s chief operating officer, and since February 2016 has served as Private Acer’s president and chief executive officer. Mr. Schelling also founded Apanii Consulting, LLC, a pharmaceutical and biotechnology consulting company, in December 2012 and currently serves as Apanii’s chief executive officer. Prior to founding Apanii Consulting, he served as executive director of strategic marketing at BioMarin Pharmaceutical Inc., or BioMarin, a Nasdaq-listed biotechnology company, from May 2006 to October 2012. He has also held roles at Abgenix, Inc., Cell Therapeutics, Inc., Stanford Research Institute Consulting and Organon. Mr. Schelling earned a B.A. in biology from Carroll College. Acer believes that Mr. Schelling’s role in the founding of Acer, his experience as Acer’s Chief Executive Officer and his experience in the biotechnology industry qualify him to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH THE ABOVE NOMINEES

Board and Shareholder Meetings

Members of the Board are encouraged to attend our Annual Meeting of shareholders; however, attendance is not mandatory. Because of the merger between Private Acer and what was then known as Opexa Therapeutics, Inc., there was no Annual Meeting of shareholders in 2017. During the period of September 19, 2017 (the effective date of the merger and the date our Board of Directors was reconstituted with the current members) to December 31, 2017, the Acer Board held one meeting, and each director attended at least 75% of the total number of meetings held by the Board and all committees on which such director served during the period he or she was a director. During the period of January 1, 2017 to September 19, 2017, the Opexa Board held seven meetings, and each director attended at least 75% of the total number of meetings held by the Board and all committees on which such director served during the period he or she was a director, except for Dr. Hans-Peter Hartung.

Director Independence

The Board has determined that Ms. Griffin, Drs. Birner and Marengere, and Messrs. Amello, Aselage and Dunn are each an independent director within the meaning of Nasdaq listing standards, which directors constitute a majority of the Board. The Board has determined that each member of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees is independent (or similarly designated) based on the Board’s application of the standards of Nasdaq and the rules and regulations promulgated by the SEC or the Internal Revenue Service, as appropriate for such committee membership.

Committees of the Board of Directors

We currently have a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board has adopted written charters for each of the committees, and copies of the charters are available on our website at www.acertx.com. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this document.

The current members of these committees are as follows:

Director	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jason Amello	X	X
Stephen J. Aselage	X		X	X
Hubert Birner, Ph.D., MBA	X
John M. Dunn	X	X		X
Michelle Griffin	X	X	X
Luc Marengere, Ph.D.	X		X	X
Chris Schelling

Audit Committee

The Audit Committee of the Board currently consists of Ms. Griffin (chair) and Messrs. Amello and Dunn, each of whom is an independent, non-employee director. The Audit Committee selects, on behalf of our Board, an independent public accounting firm to audit our financial statements, discusses with the independent auditors their independence, reviews and discusses the audited financial statements with the independent auditors and management, recommends to our Board whether the audited financials should be included in our annual reports to be filed with the SEC, and oversees management’s identification, evaluation, and mitigation of major risks to Acer. The Audit Committee operates pursuant to a written charter. During the last fiscal year, the Audit Committee held four meetings.

All of the members of the Audit Committee are non-employee directors who: (1) met the criteria for independence as required by Nasdaq listing standards and as set forth in Rule 10A-3(b)(1) under the Exchange Act; (2) did not participate in preparation of our financial statements during the past three years; and (3) are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. The Board has determined that Ms. Griffin and Messrs. Amello and Dunn each, individually, qualifies as an “audit committee financial expert” as defined in SEC rules and regulations and also possesses the financial sophistication and requisite experience as required under Nasdaq listing standards.

Compensation Committee

The Compensation Committee of the Board currently consists of Messrs. Aselage (chair) and Marengere and Ms. Griffin, each of whom is an independent director. The Compensation Committee reviews and approves (1) the annual salaries and other compensation of our executive officers and (2) individual stock and stock option grants. The Compensation Committee also provides assistance and recommendations with respect to our compensation policies and practices, and assists with the administration of our compensation plans. In evaluating executive officer compensation, the Compensation Committee considers recommendations from the Chief Executive Officer with respect to compensation of the other executive officers. From time to time and as it determines necessary or desirable, the Compensation Committee may retain the services of an independent compensation consultant to advise on compensation-related matters relating to the executive officers and independent directors. Prior to the September 2017 merger with Opexa, Private Acer retained the services of Radford (which is a part of Aon Hewitt, a business unit of Aon plc) as an independent compensation consultant to (i) evaluate Private Acer’s executive compensation program and recommend a course of action for consideration in preparation for becoming a public company and (ii) assess Private Acer’s non-employee director compensation practices against a selection of peer group companies and make a recommendation relating thereto. Subsequent to closing of the merger with Opexa in September 2017, our Compensation Committee reviewed the analysis and reports prepared by Radford and provided to Private Acer and implemented certain compensation adjustments for our executives and non-employee directors. In reviewing the reports prepared by Radford for Private Acer, our Compensation Committee considered the independence of Radford pursuant to SEC rules and the corporate governance rules of The Nasdaq Stock Market and concluded that no conflict of interest exists that would prevent Radford from independently advising the Compensation Committee. During the last fiscal year, the Compensation Committee engaged in discussions without formally meeting, to build a consensus on various related matters, and all formal actions were taken by the Board of Directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board currently consists of Messrs. Dunn (chair), Aselage and Marengere, each of whom was determined by the Board to be an independent director. The Nominating and Corporate Governance Committee assists our Board in fulfilling its responsibilities by: identifying and approving individuals qualified to serve as members of our Board, selecting director nominees for our annual meetings of shareholders, evaluating the performance of our Board, and developing and recommending to our Board corporate governance guidelines and oversight procedures with respect to corporate governance and ethical conduct. In identifying and evaluating candidates, the committee takes into consideration the criteria approved by the Board and such other factors as it deems appropriate. We do not have a formal diversity policy, and the committee considers a broad range of factors in evaluating prospective director nominees. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Committee. During the last fiscal year, the Nominating and Corporate Governance Committee engaged in discussions without formally meeting, to build a consensus on various related matters, and all formal actions were taken by the Board of Directors.

Risk Oversight

A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for each company. Our Board is actively involved in oversight of risks that could affect Acer. The full Board has retained the responsibility for general oversight of risks, but the Audit Committee primarily oversees those risks that may directly or indirectly impact our financial statements. The Board’s role in the risk oversight process includes receiving reports from members of management and the Audit Committee on areas of material risk to Acer, including operational, financial, legal and regulatory, and strategic risks which enable it to better understand our risk identification, management and mitigation strategies.

Board Leadership Structure

The Board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the Board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. The Board believes that its current leadership structure, with Mr. Aselage serving as a non-employee Chairman of the Board and Mr. Schelling serving as Chief Executive Officer, is in the best interest of shareholders at this time. The current structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

2017 Director Compensation

The following table presents summary information regarding compensation of the non-employee members of our Board of Directors who served during any part of the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash	Option Awards(1)(2)	All Other Compensation	Total
Acer Therapeutics Inc.
Jason Amello	$10,625	$77,764	$—	$88,389
Stephen J. Aselage	$18,438	$52,735	$—	$71,173
Hubert Birner, Ph.D., MBA (3)	$—	$—	$—	$—
John M. Dunn	$12,500	$52,735	$—	$65,235
Michelle Griffin	$13,750	$77,764	$—	$91,514
Luc Marengere, Ph.D. (3)	$—	$—	$—	$—
Formerly Opexa Therapeutics, Inc.
Timothy C. Barabe (4)	$41,250	$—	$—	$41,250
Hans-Peter Hartung, M.D. (4)	$41,250	$—	$—	$41,250
Gail J. Maderis (4)	$41,250	$—	$—	$41,250
Michael S. Richman (4)	$41,250	$—	$—	$41,250

(1)	Amounts shown in this column represent the aggregate grant date fair value of stock option awards made during 2017, calculated in accordance with ASC Topic 718. See Note 2 to our financial statements appearing in our annual report on Form 10-K for a discussion of the relevant assumptions used in calculating these amounts.
(2)	The aggregate number of shares underlying outstanding option awards as of December 31, 2017 was: Mr. Aselage, 27,000 shares; Mr. Amello 9,000 shares; Dr. Birner, 0 shares; Mr. Dunn, 22,000 shares; Ms. Griffin, 9,000 shares; Dr. Marengere, 0 shares; and 0 shares for each of the former Opexa directors Messrs. Barabe and Richman, Dr. Hartung and Ms. Maderis.
(3)	Drs. Birner and Marengere are each affiliated with TVM Capital Life Sciences and do not receive compensation for their service on our Board of Directors.
(4)	Ms. Maderis, Dr. Hartung, and Messrs. Barabe and Richman served as directors of Opexa through September 19, 2017, the effective date of the merger.

Standard Compensation Arrangements

Outside directors who are not affiliated with TVM Capital Life Sciences receive compensation for their service on our Board of Directors that consists of cash compensation and equity awards as described below. A director who is also our employee does not receive any additional compensation for services as a member of our Board. We reimburse our directors for travel and lodging expenses in connection with their attendance at Board and committee meetings. Our standard annual compensation arrangements consist of the following:

Board Member Cash Compensation:

•	Annual Board member retainer - $35,000

•	Additional non-executive Board Chair retainer - $25,000

Additional Committee Chair Cash Compensation:

•	Audit - $15,000

•	Compensation - $10,000

•	Nominating/Governance - $7,500

Additional Committee Member Cash Compensation:

•	Audit - $7,500

•	Compensation - $5,000

•	Nominating/Governance - $3,750

Board Member Equity Compensation:

•	Initial stock option award to newly-appointed directors – 9,000 shares, vesting quarterly over a three-year period from the date of grant, with vesting to accelerate immediately prior to a Change in Control (as defined in our 2010 Stock Incentive Plan).

•	Annual stock option award – 6,000 shares, vesting on the one-year anniversary from the date of grant, with vesting to accelerate immediately prior to a Change in Control (as defined in our 2010 Stock Incentive Plan).

Communications to the Board of Directors

The Board has adopted the following policy for shareholders who wish to communicate any concern directly with the Board. Shareholders may mail or deliver their communication to our principal executive offices, addressed as follows:

Addressee (*)

c/o Secretary

Acer Therapeutics Inc.

One Gateway Center, Suite 351 (300 Washington Street)

Newton, MA 02458

*Addressees: Board of Directors; Audit Committee of the Board of Directors; Nominating and Corporate Governance Committee of the Board of Directors; Compensation Committee of the Board of Directors; name of individual director.

Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors currently consists of Ms. Griffin and Messrs. Amello and Dunn, all of whom are independent, non-employee directors.

The Audit Committee operates under a written charter adopted by the Board, which is evaluated annually. The Audit Committee selects, evaluates and, where deemed appropriate, replaces the Company’s independent auditors. The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except for certain de minimis amounts.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of Acer’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on Acer’s consolidated financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed the Company’s audited financial statements for fiscal 2017 and has met and held discussions with management and Wolf & Company, P.C., the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements for fiscal 2017 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with the independent auditors. The Audit Committee also discussed with Wolf & Company, P.C. the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB).

Wolf & Company, P.C. also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with Wolf & Company, P.C. the accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and Wolf & Company, P.C., and the Audit Committee’s review of the representation of management and the report of Wolf & Company, P.C. to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC.

Submitted by the Audit Committee of the

Board of Directors of Acer Therapeutics Inc.:

Michelle Griffin, Chair

Jason Amello

John M. Dunn

OVERVIEW OF PROPOSALS 2A, 2B, 2C, 2D, 2E AND 3

In connection with the Reincorporation which is the subject of Proposal 3 below, subject to the approval of shareholders, our existing Restated Certificate of Formation, as amended (the “Texas Charter”), and our existing Amended and Restated Bylaws, as amended (the “Texas Bylaws”), will be replaced by a new certificate of incorporation (the “Delaware Charter”) and new bylaws (the “Delaware Bylaws”). We intend to implement certain changes described below as compared to the current Texas Charter and Texas Bylaws, and, pursuant to Proposals 2A, 2B, 2C, 2D and 2E, shareholders are asked to consider and to vote to approve certain provisions which are included in the proposed Delaware Charter and Delaware Bylaws.

To comply with applicable “unbundling” rules of the SEC relating to proxy statements, we are presenting sub-items 2A, 2B, 2C, 2D and 2E as separate proposals for approval. Approval of Proposals 2A, 2B, 2C, 2D and 2E are not a condition to consummation of the Reincorporation. Accordingly, a vote against any of the sub-items will not count as a vote against the Reincorporation. Proposals 2A, 2B, 2C, 2D and 2E are independent and not interdependent and so the approval or failure to approve any particular sub-item does not affect any other sub-item.

If the Reincorporation is approved and implemented, the provisions of the Delaware Charter and Delaware Bylaws will depend upon whether any or all of Proposals 2A, 2B, 2C, 2D and 2E are approved. If a proposal to include a certain provision is approved, the Delaware Charter and Delaware Bylaws will include a provision substantively as described in the proposal. If a proposal to include a certain provision is not approved, Proposals 2A, 2B, 2C, 2D and 2E describe the impact on the Delaware Charter and Delaware Bylaws, as applicable.

Background

Proposals 2A, 2B, 2C, 2D and 2E set forth below (i) are intended to supplement, amend or remove provisions in our governing documents as part of our Reincorporation in Delaware that Acer believes are unnecessary for the protection of the Company or the shareholders and/or (ii) are intended to provide the Board of Directors with flexibility to take actions that it believes to be in the best interest of Acer and the best interest of our shareholders. The Board believes that it is appropriate to vest in the Board of Directors the powers sufficient to provide it with the flexibility it needs to timely and effectively direct the Company and its management and development.

If the Reincorporation is approved by the shareholders and subsequently consummated, we anticipate that we will continue to review the terms and provisions of the Delaware Charter and the Delaware Bylaws on an ongoing basis to ensure that the Board of Directors has appropriate corporate governance flexibility and to ensure that Acer maintains appropriate shareholder protections. These reviews could result in the Board of Directors making the determination that the addition of certain provisions to, deletion of certain provisions from, or the amendment of certain provisions in, the Delaware Charter or the Delaware Bylaws would be in the Company’s best interest. Depending on the provisions that are being added, amended or deleted, shareholder approval may or may not be required. However, any decisions the Board of Directors makes with respect to an amendment of the Delaware Charter or the Delaware Bylaws are subject to express statutory duties under Delaware law, which require that each of the directors, in carrying out his or her responsibilities as a director, acts in good faith, with a reasonable belief that his or her actions are in the Company’s best interests, and with the care of an ordinarily prudent person in a like position under similar circumstances.

The proposed form of Delaware Charter and Delaware Bylaws are attached as Appendix D and Appendix E to this Proxy Statement. These forms assume that all of the proposed provisions described in Proposals 2A, 2B, 2C, 2D and 2E below will be approved.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF EACH OF

THE PROPOSED PROVISIONS OF THE PROPOSED DELAWARE CHARTER AND DELAWARE

BYLAWS (PROPOSALS 2A, 2B, 2C, 2D AND 2E)

PROPOSAL 2A

APPROVAL OF THE PROPOSED PROVISION IN THE DELAWARE CHARTER

TO PERMIT STOCKHOLDER ACTION ONLY AT A DULY CALLED MEETING AND

TO PROHIBIT ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

Proposed Provision

Proposal 2A is a provision in the Delaware Charter to permit stockholder action only at a duly called meeting and to prohibit action by written consent of stockholders. If Proposal 2A is approved, the Delaware Charter will include the following provision:

“No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.”

Under Delaware law, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders can be taken without such meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted.

Our existing Texas Charter does not address this provision. Our existing Texas Bylaws provide that any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the Company.

If Proposal 2A is approved, stockholder action will be permitted only at a duly called meeting and action by written consent of stockholders will be prohibited.

If Proposal 2A is not approved, we will not include this provision in the Delaware Charter, and stockholders’ ability to act by written consent will be substantially the same under Delaware law as our current Texas Bylaw provision.

Reasons for the Proposed Provision

Our Board of Directors believes that this provision protects the interests of stockholders generally should a person or group holding a majority of our stock seek to call a special meeting of stockholders or seek stockholder action by written consent without a meeting, to the detriment of minority stockholders. By permitting action to be taken only at a duly called annual or special meeting of stockholders and eliminating action by written consent of stockholders, this provision in the Delaware Charter would give all of our stockholders entitled to vote on a particular matter advance notice of and the opportunity to participate in the determination of any proposed action and the ability to take judicial or other action to protect their interests.

This proposal could have a potential anti-takeover effect and might make it more difficult to effect or might discourage or delay a merger, tender offer, proxy contest or change in control and the removal of management, which stockholders might otherwise deem favorable. In particular, this proposal could have the effect of delaying or making more difficult transactions or other actions that do not have the support of our Board. This proposal is not being recommended in response to any currently pending or threatened attempt to acquire control of the Company.

PROPOSAL 2B

APPROVAL OF THE PROPOSED PROVISION IN THE DELAWARE CHARTER AND DELAWARE BYLAWS TO ELIMINATE THE ABILITY OF STOCKHOLDERS TO CALL A SPECIAL MEETING OF STOCKHOLDERS

Proposed Provision

Proposal 2B is a provision in the Delaware Charter and Delaware Bylaws to eliminate the ability of stockholders to call a special meeting of stockholders. If Proposal 2B is approved, the Delaware Charter and Delaware Bylaws will include the following provisions:

CHARTER: “Special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation or by a resolution adopted by the affirmative vote of a majority of the Board of Directors, and any power of stockholders to call a special meeting of stockholders is specifically denied.”

BYLAWS: “Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, by the Secretary only at the request of the Chairman of the Board, the Chief Executive Officer or by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.”

Delaware law provides that special meetings of the stockholders may be called by the board of directors or such other persons as are authorized in the certificate of incorporation or bylaws.

Our existing Texas Charter does not address this provision. Our existing Texas Bylaws provide that special meetings of shareholders may be called by the board of directors, the chairman of the board of directors, the president or an authorized committee of the board of directors at any time for any purpose or purposes. Special meetings of shareholders may also be called by the holders of at least 30% of all shares entitled to vote at the proposed special meeting.

If Proposal 2B is approved, stockholders holding at least 30% of all shares entitled to vote at a special meeting will no longer be able to call a special meeting of stockholders.

If Proposal 2B is not approved, we will revise the provision in the Delaware Charter and Delaware Bylaws to include that special meetings may also be called by holders of at least 30% of all shares entitled to vote at the proposed special meeting.

Reasons for the Proposed Provision

Our Board of Directors believes that this provision protects the interests of stockholders generally should a person or group holding a significant amount of our stock seek to call a special meeting of stockholders, to the detriment of other stockholders. By permitting action to be taken only at a special meeting of stockholders which has been duly called by our Secretary at the request of the Chairman of the Board, the Chief Executive Officer or by action of a majority of our Board of Directors, this provision in the Delaware Charter and Delaware Bylaws ensures that the Company and our Board of Directors have determined that the timing and purpose or purposes of any special meeting are appropriate and in the best interests of the Company and all of its stockholders.

This proposal could have a potential anti-takeover effect and might make it more difficult to effect or might discourage or delay a merger, tender offer, proxy contest or change in control and the removal of management, which stockholders might otherwise deem favorable. In particular, this proposal could have the effect of delaying or making more difficult transactions or other actions that do not have the support of our Board. This proposal is not being recommended in response to any currently pending or threatened attempt to acquire control of the Company.

PROPOSAL 2C

APPROVAL OF THE PROPOSED PROVISION IN THE DELAWARE CHARTER TO PROVIDE FOR

SUPERMAJORITY VOTING FOR CERTAIN AMENDMENTS TO THE CHARTER

Proposed Provision

Proposal 2C is a provision in the Delaware Charter to provide for supermajority voting in connection with future amendments to certain provisions of the Delaware Charter. If Proposal 2C is approved, the Delaware Charter will include the following provision:

“The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article IX, Paragraph A of Article V, or Articles VI, VII or VIII.”

Delaware law provides that amendments to the certificate of incorporation must be approved by the holders of a majority of the corporation’s stock entitled to vote thereon, unless the certificate of incorporation provides for a greater number.

Our existing Texas Charter provides that an amendment requires the approval of a majority of the outstanding shares, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote of shareholders required for such action shall be the vote of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding shares otherwise entitled to vote thereon. We have only common stock outstanding and no other class or series of shares.

If Proposal 2C is approved, the affirmative vote of holders of at least 66-2/3% of the shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required in connection with future amendments to certain provisions of our Delaware Charter as discussed further below.

If Proposal 2C is not approved, we will not include this provision in the Delaware Charter, and the required approval threshold to amend the Delaware Charter in the future will be substantially the same under Delaware law as our current Texas Charter provision.

Reasons for the Proposed Provision

Our Board of Directors believes that it is advisable to require the affirmative vote of at least 66-2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors for shareholders to amend, alter, repeal or adopt provisions inconsistent with, provisions in the Delaware Charter relating to:

•	supermajority voting requirements for amendments to the Delaware Charter and Delaware Bylaws;

•	elections of directors and filling vacancies on the Board of Directors;

•	actions by written consent, calling of special meetings, shareholder nominations and the designation of the Delaware Court of Chancery as the exclusive forum for certain legal actions; and

•	limitation of liability, indemnification of directors and officers and insurance.

Supermajority voting requirements are designed to provide protection for all stockholders by protecting them against self-interested action by one or a few large stockholders, and to encourage a person seeking control of a company to negotiate with its board of directors to reach terms that are fair and provide the best results for all stockholders. The Board has determined that it is appropriate to adopt supermajority voting requirements at this time with respect to the provisions of the Delaware Charter described above. In reaching these determinations, the Board was cognizant of the substantial beneficial ownership of our common stock by members of our Board. The supermajority voting requirements ensure that minority stockholders have a voice in determining certain core features of our corporate structure and governance and major business combinations as well as the long-term continuity of our Board.

Supermajority voting requirements could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company, and may have the effect of insulating the Board from action to remove directors when a majority of our shareholders believe doing so is in their best interest. The Board has not proposed the supermajority voting requirements described above with the intention of discouraging any such activity.

PROPOSAL 2D

APPROVAL OF THE PROPOSED PROVISION IN THE DELAWARE CHARTER TO PROVIDE FOR

SUPERMAJORITY VOTING FOR CERTAIN AMENDMENTS TO THE DELAWARE BYLAWS

Proposed Provision

Proposal 2D is a provision in the Delaware Charter to provide for supermajority voting in connection with future amendments to certain provisions of the Delaware Bylaws. If Proposal 2D is approved, the Delaware Charter will include the following provision:

“The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, by the vote of at least a majority of the directors of the Corporation then in office. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or the certificate of incorporation of the Corporation, the bylaws may also be adopted, amended or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares of the capital stock of the Corporation entitled to vote in the election of directors, voting as one class; provided, however, that the affirmative vote of the holders representing only a majority of the voting power of the shares of the capital stock of the Corporation entitled to vote in the election of directors, voting as one class, shall be required if such adoption, amendment or repeal of the bylaws has been previously approved by the affirmative vote of at least two-thirds (2/3) of the directors of the Corporation then in office.”

Delaware law provides that stockholders of a corporation entitled to vote have the right to amend, repeal or adopt the bylaws. If the corporation’s certificate of incorporation so provides, the corporation’s board of directors also has the have the right to amend, repeal or adopt the bylaws.

Our existing Texas Charter does not address this provision. Our existing Texas Bylaws provide that, subject to the Texas Charter, the Company’s shareholders or the board of directors may amend or repeal the bylaws, except that no amendment, modification or repeal of Article 10 (which pertains to indemnification) shall in any manner terminate, reduce or impair the right of any past, present or future individuals to be indemnified under the bylaws, nor the Company’s obligation to indemnify any such indemnitees, with respect to claims relating to matters occurring prior to such amendment, modification or repeal.

If Proposal 2D is approved, the affirmative vote of holders of at least 66-2/3% of the shares of capital stock entitled to vote in the election of directors, voting together as a single class, will be required in connection with future amendments to the Delaware Bylaws.

If Proposal 2D is not approved, we will not include this provision in the Delaware Charter, and the required approval threshold to amend the Delaware Bylaws in the future will be substantially the same under Delaware law as our current Texas Bylaws provision.

Reasons for the Proposed Provision

Our Board of Directors believes that it is advisable to require the affirmative vote of at least 66-2/3% of the voting power of all then outstanding shares of capital stock entitled to vote in the election of directors for shareholders to adopt, amend or repeal the Delaware Bylaws.

Supermajority voting requirements are designed to provide protection for all stockholders by protecting them against self-interested action by one or a few large stockholders, and to encourage a person seeking control of a company to negotiate with its board of directors to reach terms that are fair and provide the best results for all stockholders. The Board believes that it is appropriate to adopt supermajority voting requirements with respect to the Delaware Bylaws as described above. In reaching this determination, the Board was cognizant of the substantial beneficial ownership of our common stock by members of our Board. The supermajority voting requirements ensure that minority stockholders have a voice in determining certain features of the Company’s corporate structure and governance and major business combinations as well as the long-term continuity of our Board.

Supermajority voting requirements could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company, and may have the effect of insulating the Board from action to remove directors when a majority of our shareholders believe doing so is in their best interest. The Board has not proposed the supermajority voting requirements described above with the intention of discouraging any such activity.

PROPOSAL 2E

APPROVAL OF THE PROPOSED PROVISION IN THE DELAWARE CHARTER TO PROVIDE THAT THE COURT OF CHANCERY OF THE STATE OF DELAWARE WILL BE THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS

Proposed Provision

Proposal 2E is a provision in the Delaware Charter to provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for certain legal actions. If Proposal 2E is approved, the Delaware Charter will include the following provision:

“Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII, Paragraph D.”

Section 115 of Delaware law expressly permits a corporation’s certificate of incorporation or bylaws to require that any or all “internal corporate claims” be brought solely and exclusively in any or all Delaware courts, and that no provision of a corporation’s certificate of incorporation or bylaws may prohibit bringing such claims in Delaware courts.

Neither our existing Texas Charter nor the Texas Bylaws contain a forum selection provision.

If Proposal 2E is approved, the Court of Chancery of the State of Delaware will be the exclusive forum for certain legal actions, unless the Company consents in writing otherwise.

If Proposal 2E is not approved, we will not include this provision in the Delaware Charter, and there will be no limitation on the ability of stockholders to bring an action in any appropriate forum.

Reasons for the Proposed Provision

Our Board of Directors believes that our stockholders will benefit from having certain disputes litigated in the Court of Chancery of the State of Delaware. Although some plaintiffs might prefer to litigate matters in a forum outside of Delaware because another court may be more convenient for, or viewed as being more favorable to them, the Board believes that the benefits to the Company and its stockholders outweigh these concerns. Delaware offers a system of specialized courts to deal with corporate law questions, with streamlined procedures and processes which help provide relatively quick decisions. These courts have developed considerable expertise in dealing with corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. In addition, the adoption of this provision would reduce the risk that the Company could be involved in duplicative litigation in more than one forum, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow Delaware law.

This provisions still gives the Board the flexibility to consent to an alternative forum in instances when the Board deems it appropriate.

PROPOSAL 3

APPROVAL OF THE REINCORPORATION

Our Board has unanimously approved and recommends that our shareholders approve the reincorporation of the Company from the State of Texas to the State of Delaware (the “Reincorporation”). The Board believes that the Reincorporation will result in the advantages described below. In this Proposal 3, we sometimes refer to the Company before and after the Reincorporation as “Acer Texas” and “Acer Delaware,” respectively.

Summary

The principal effects of the Reincorporation will be as follows:

•	The affairs of the Company will cease to be governed by Texas corporation laws and will become subject to Delaware corporation laws;

•	Our existing Restated Certificate of Formation, as amended (the “Texas Charter”), and our existing Amended and Restated Bylaws, as amended (the “Texas Bylaws”), will be replaced by a new certificate of incorporation (the “Delaware Charter”) and new bylaws (the “Delaware Bylaws”);

•	Acer Delaware will (i) be deemed to be the same entity as Acer Texas for all purposes under Texas and Delaware law, (ii) continue to have all of the rights, privileges and powers of Acer Texas, except for the changes that result from being governed by Delaware law, the Delaware Charter and the Delaware Bylaws, (iii) continue to possess all of the assets of Acer Texas, and (iv) continue to be liable for all of the debts, liabilities and obligations of Acer Texas;

•	Each outstanding share of Acer Texas common stock will continue as an outstanding share of Acer Delaware common stock, and each outstanding option, warrant or other right to acquire shares of Acer Texas common stock will continue as an outstanding option, warrant or other right to acquire, as applicable, an equivalent number of shares of Acer Delaware common stock upon the same terms and conditions; and

•	Each employee benefit and compensation plan of Acer Texas will continue as an employee benefit or compensation plan of Acer Delaware.

Certificates representing shares of our common stock will continue to represent an equal number of shares of Acer Delaware common stock. The Reincorporation will not affect the validity of the currently outstanding stock certificates. Consequently, it will not be necessary for our shareholders to exchange their existing stock certificates for stock certificates of Acer Delaware. Shares of our common stock that are freely tradeable prior to the Reincorporation will continue to be freely tradeable as shares of Acer Delaware common stock, and shares of our common stock that are subject to restrictions prior to the Reincorporation will continue to be subject to the same restrictions as shares of Acer Delaware common stock. The Reincorporation will not change the respective positions of the Company or our shareholders under federal securities laws. The registration statements of the Company on file with the SEC immediately prior to the Reincorporation will not be affected. Our common stock is listed for trading on the Nasdaq Capital Market under the ticker symbol “ACER.” After the Reincorporation, our common stock will be traded on the Nasdaq Capital Market, without interruption, under the same symbol and with the same CUSIP number.

The Reincorporation will not result in any material change in our business, assets or financial position or in the persons who constitute our Board, including those persons who are elected at the Annual Meeting. The individuals serving as officers of Acer Texas immediately before the Reincorporation will continue to serve as officers of Acer Delaware after the Reincorporation. The consolidated financial condition and results of operations of Acer Delaware immediately after consummation of the Reincorporation will be the same as those of the Acer Texas immediately before the consummation of the Reincorporation. We believe that the Reincorporation will not affect any of our material contracts with any third parties, and that our rights and obligations under such material contractual arrangements will continue as rights and obligations of Acer Delaware. Upon consummation of the Reincorporation, our principal executive offices will continue to be located at One Gateway Center, Suite 351 (300 Washington St.), Newton, Massachusetts 02458.

Plan of Conversion

To accomplish the Reincorporation, the Board has adopted a plan of conversion (the “Plan of Conversion”) in substantially the form of Appendix A to this Proxy Statement. The Plan of Conversion provides that we will convert into a Delaware corporation and will thereafter be subject to all of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Assuming that our shareholders approve this Proposal 3, we will cause the Reincorporation to be effected as soon as practicable thereafter by filing with the Secretary of State of the State of Texas a certificate of conversion substantially in the form of Appendix B to this Proxy Statement (the “Texas Certificate of Conversion”) and by filing with the Secretary of State of the State of Delaware (i) a certificate of conversion substantially in the form of Appendix C to this Proxy Statement (the “Delaware Certificate of Conversion”) and (ii) the Delaware Charter, which will govern Acer Delaware as a Delaware corporation, substantially in the form of Appendix D to this Proxy Statement. In addition, assuming that our shareholders approve this Proposal 3, the Board will adopt the Delaware Bylaws for Acer Delaware substantially in the form of Appendix E to this Proxy Statement, and we will enter into a new indemnification agreement with each director and officer of Acer Delaware based upon provisions of the DGCL, substantially in the form of Appendix F to this Proxy Statement (the “Delaware Indemnification Agreement”).

Concurrently with effecting the Reincorporation, we also intend to eliminate our current holding company structure as described below under “Subsidiary Merger to Eliminate Holding Company Structure.” Because our wholly owned subsidiary Private Acer is currently a Delaware corporation, and only one entity may be incorporated at a particular time with that name, the initial Delaware Charter for Acer Delaware will use a placeholder name of “Acer Reincorporation, Inc.” Implementing the subsidiary merger of Private Acer with and into Acer Delaware will allow the name of “Acer Therapeutics Inc.” to become available in Delaware and, as part of the subsidiary merger, Acer Delaware will change its name from “Acer Reincorporation, Inc.” to “Acer Therapeutics Inc.”

All descriptions of the Plan of Conversion, the Texas Certificate of Conversion, the Delaware Certificate of Conversion, the Delaware Charter, the Delaware Bylaws and the Delaware Indemnification Agreement are qualified by and subject to the more complete information set forth in those documents. Copies of the existing Texas Charter and the existing Texas Bylaws are filed with the U.S. Securities and Exchange Commission (the “SEC”) as exhibits to our periodic reports and also are available for inspection at our principal executive offices. Copies will be sent to shareholders free of charge upon request by writing us at Acer Investor Relations, One Gateway Center, Suite 351 (300 Washington St.), Newton, MA 02458, or by calling us at (844) 902-6100.

Notwithstanding the foregoing, the Reincorporation may be delayed by the Board or the Plan of Conversion may be terminated and abandoned by action of the Board any time before the effective date (whether before or after shareholder approval), if the Board determines for any reason that such delay or termination would be in the best interests of the Company and our shareholders. If the Reincorporation is approved by our shareholders, the Reincorporation would become effective upon the filing (and acceptance thereof by the Secretary of State of the State of Texas and the Secretary of State of the State of Delaware, as applicable) of the Texas Certificate of Conversion, the Delaware Certificate of Conversion and the Delaware Charter.

Consequences of Shareholder Vote

Approval of this Proposal 3 by our shareholders will constitute approval of the Reincorporation, the Plan of Conversion, the Texas Certificate of Conversion, the Delaware Certificate of Conversion, the Delaware Charter,

the Delaware Bylaws and the Delaware Indemnification Agreement, except in any circumstance where Proposal 2A, 2B, 2C, 2D or 2E is not approved. If this Proposal 3 is approved and implemented, the provisions of the Delaware Charter and Delaware Bylaws will depend upon whether any or all of Proposals 2A, 2B, 2C, 2D and 2E are approved. If a proposal to include a certain provision is approved, the Delaware Charter and Delaware Bylaws will include a provision substantively as described in Proposal 2A, 2B, 2C, 2D or 2E. If a proposal to include a certain provision is not approved, Proposals 2A, 2B, 2C, 2D and 2E describe the impact on the Delaware Charter and Delaware Bylaws, as applicable.

If Proposal 3 fails to obtain the requisite vote for approval, the Reincorporation will not be consummated and the Company will continue to be incorporated in the State of Texas and governed by the Texas Charter and the Texas Bylaws, and the Company will not enter into the Delaware Indemnification Agreements with our directors and officers.

Certain Risks Associated with the Reincorporation

Notwithstanding the belief of our Board as to the benefits to our shareholders of the Reincorporation, there can be no assurance that the Reincorporation will result in the benefits discussed in this Proxy Statement, including the benefits of or resulting from access to Delaware courts, incorporation under Delaware law, the ability to attract and retain qualified directors and officers or certain changes in our corporate governance. In addition, the Delaware Charter and the Delaware Bylaws, in comparison to the Texas Charter and the Texas Bylaws, will contain or eliminate certain provisions that may have the effect of reducing certain rights of our shareholders. See the section entitled “Comparison of Shareholder Rights Before and After the Reincorporation” for more details.

Reasons for the Reincorporation

The State of Delaware has been a leading jurisdiction in adopting a comprehensive and coherent set of corporate laws that are responsive to the evolving legal and business needs of corporations organized under Delaware law. Our Board believes that it is important for the Company to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which our governance decisions can be based, and we believe that our shareholders will benefit from the responsiveness of Delaware corporate law to their needs. In addition, the Board believes that direct benefits that Delaware law provides to a corporation indirectly benefit our shareholders, who are our owners. Specifically, our Board believes that there are several benefits of the Reincorporation, as summarized below.

Access to Specialized Courts

Delaware has a specialized court of equity called the Court of Chancery that hears corporate law cases. The Delaware Court of Chancery operates under rules that are intended to ensure litigation of disputes in a timely and effective way, keeping in mind the timelines and constraints of business decision-making and market dynamics. The appellate process on decisions emanating from the Court of Chancery is similarly streamlined, and the justices of Delaware appellate courts tend to have substantial experience with corporate cases because of the relatively higher volume of these cases in the Delaware courts. As the leading state of incorporation for both private and public companies, Delaware has developed a vast body of corporate law that helps to promote greater consistency and predictability in judicial rulings. In contrast, Texas does not have a similar specialized court established to hear corporate law cases. Rather, disputes involving questions of Texas corporate law are either heard in law courts of general jurisdiction, alongside other civil cases, or, if federal jurisdiction exists, a federal district court. These courts hear many different types of cases, and the cases may be heard before judges or juries with limited corporate law experience. As a result, corporate law cases brought in Texas may not proceed as expeditiously as cases brought in Delaware and the outcomes in such courts may be less consistent and predictable.

Highly Developed and Predictable Corporate Law

Delaware has one of the most modern statutory corporation codes, which is revised regularly in response to changing legal and business needs of corporations. The Delaware legislature is particularly responsive to developments in modern corporate law and Delaware has proven sensitive to changing needs of corporations and their shareholders. The Delaware Secretary of State is viewed as particularly flexible and responsive in its administration of the filings required for mergers, acquisitions and other corporate transactions. Delaware has become a preferred domicile for most major American corporations and the DGCL and administrative practices have become comparatively well-known and widely understood. As a result of these factors, it is anticipated that the DGCL will provide greater efficiency, predictability and flexibility in the Company’s legal affairs than is presently available under Texas law. In addition, Delaware case law provides a well-developed body of law defining the proper duties and decision making processes expected of boards of directors in evaluating potential or proposed extraordinary corporate transactions.

Enhanced Ability to Attract and Retain Directors and Officers

The Board believes that the Reincorporation will enhance our ability to attract and retain qualified directors and officers, as well as encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. We are in a competitive industry and compete for talented individuals to serve on our management team and on our Board. The vast majority of public companies are incorporated in Delaware. Not only is Delaware law more familiar to directors, it also offers greater certainty and stability from the perspective of those who serve as corporate officers and directors. The parameters of director and officer liability are more extensively addressed in Delaware court decisions and are therefore better defined and better understood than under Texas law. The Board believes that the Reincorporation will enhance our ability to recruit and retain directors and officers. We believe that the better understood and comparatively stable corporate environment afforded by Delaware law will enable us to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers.

For a discussion of certain differences in shareholder rights and the powers of management under Delaware and Texas law, see the section entitled “Comparison of Shareholder Rights Before and After the Reincorporation” below.

Comparison of Shareholder Rights Before and After the Reincorporation

Because of differences between the Texas Business Organizations Code (“TBOC”) and the DGCL, as well as differences between the Company’s charter documents before and after the Reincorporation, the Reincorporation will effect some changes in the rights of the Company’s shareholders. Summarized below are the most significant differences between the rights of the shareholders of the Company before and after the Reincorporation as a result of the differences between each of the TBOC and the DGCL, the Texas Charter and the Texas Bylaws, and the Delaware Charter and the Delaware Bylaws. The summary below is not intended to be relied upon as an exhaustive list of all the differences or a complete description of the differences, and is qualified in its entirety by reference to the Delaware Charter and the Delaware Bylaws. The provisions of the Delaware Charter and Delaware Bylaws will depend in part upon whether any or all of Proposals 2A, 2B, 2C, 2D and 2E are approved, as discussed above in those proposals.

Business Combination Statute

Texas

The TBOC prohibits specific mergers, sales of assets, reclassifications and other transactions between a Texas public corporation and an “affiliated shareholder” for a period of three years after the date the shareholder obtained “affiliated shareholder” status. “Affiliated shareholder” is defined as a person who beneficially owns— or has owned within the preceding three-year period—20% or more of the outstanding stock of a Texas public corporation for a period of three years following the shareholder acquiring shares representing 20% or more of the corporation’s voting power. The TBOC provides an exception to this prohibition if: (i) the board of directors of the corporation approves the transaction or the acquisition of shares by the affiliated shareholder prior to the affiliated shareholder becoming an affiliated shareholder, (ii) two-thirds—or such higher threshold as specified in the certificate of formation—of the unaffiliated shareholders approve the transaction at a meeting held no earlier than six months after the shareholder acquires such ownership, or (iii) the affiliated shareholder was an affiliated shareholder before December 31, 1996, and continued as such through the date of the transaction.

The Texas Charter does not alter the Texas business combinations statute.

Delaware

The DGCL prohibits certain transactions between a Delaware corporation and an “interested stockholder” for a period of three years after the date the interested stockholder acquired its stock. “Interested stockholder” is broadly defined as a person (including the affiliates and associates of such person) that is directly or indirectly a beneficial owner of 15% or more of the outstanding voting stock of a Delaware corporation. Prohibited transactions include: (i) mergers, (ii) consolidations, (iii) sales or other dispositions of assets having an aggregate market value of 10% or more of either the consolidated assets or the outstanding stock of a company, and (iv) certain transactions that would result in the issuance or transfer of stock of a company, increase the interested stockholder’s proportionate share of ownership in a company, or grant the interested stockholder disproportionate financial benefits. The DGCL provides an exception to this prohibition if: (i) the business combination or the transaction in which the stockholder became an interested stockholder is approved by that company’s board of directors prior to the date the interested stockholder became an interested stockholder, (ii) the interested stockholder acquired at least 85% of the voting stock of that company in the transaction in which it became an interested stockholder, or (iii) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting (and not by written consent).

The Delaware Charter will not alter the Delaware business combinations statute.

Comparison

Under the DGCL, shareholders owning 15% of the voting stock of a company (or in certain cases an even smaller percentage) might be able to block certain transactions which is a smaller percentage than is currently the case under Texas law. The application of either statute could make more difficult or discourage a tender offer or the completion of a “second step” merger by a holder of a substantial block of a company’s voting stock, irrespective of whether such action might be perceived by shareholders holding a majority of the voting stock to be beneficial to a company and its shareholders.

The application of the DGCL could adversely affect the ability of shareholders to benefit from certain transactions which are opposed by the board or by shareholders owning 15% of the voting stock of a company, even if the price offered in those transactions represents a premium over the then-current market price of a company’s voting stock, to the extent that a market for that stock then exists. To the extent that a board’s disapproval of a proposed transaction discourages establishment of a controlling stock interest, the position of such board and the company’s management may be strengthened, thereby assisting those persons in retaining their positions.

Nevertheless, the Board believes that, on balance, becoming subject to the provisions of the DGCL will be in the best interest of the Company and its shareholders. In recent years there have been a number of surprise take-overs of publicly-owned corporations. These transactions have occurred through tender offers or other sudden purchases of a substantial number of outstanding shares. Frequently, these tender offers and other share purchases have been followed by a merger or other form of complete acquisition of the target company by the purchaser without any negotiations with the target company’s board of directors. Such a “second step” business combination automatically eliminates minority interests in the target company, often for less valuable consideration per share than was paid in the purchaser’s original tender offer or market purchases. In other instances, a purchaser has used its controlling interest to effect other transactions having an adverse impact on the target company and its shareholders.

Sales, Leases, Exchanges or Other Dispositions

Texas

Generally, the sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of a Texas corporation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote. No such approval is required, however, if the transaction is made in the usual and regular course of the corporation’s business. Under Texas law, the transfer of substantially all of a corporation’s assets in such a manner that the corporation continues directly or indirectly to engage in one or more businesses is deemed to be in the usual and regular course of its business.

The Texas Charter contains a provision setting the approval threshold at a majority of the outstanding shares, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote of shareholders required for such action shall be the vote of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding shares otherwise entitled to vote thereon.

Delaware

A Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by a majority of the outstanding stock of the corporation entitled to vote thereon, unless the certificate of incorporation provides to the contrary.

The Delaware Charter will not address this issue.

Approval of Mergers

Texas

Under Texas law, any merger with a third party requires approval by two-thirds of the outstanding shares of the Texas corporation unless a different threshold, not less than a majority, is specified in the certificate of formation.

The Texas Charter contains a provision setting the approval threshold at a majority of the outstanding shares, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote of shareholders required for such action shall be the vote of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding shares otherwise entitled to vote thereon.

Delaware

Under Delaware law, any merger with a third party must be approved by a majority of the stockholders.

The Delaware Charter will not address this issue.

Appraisal Rights

Texas

Except for the limited classes of mergers, consolidations, sales and asset dispositions for which no shareholder approval is required under Texas law, shareholders of Texas corporations with voting rights have dissenters’ rights in the event of a merger, consolidation, conversion, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of the corporation. However, a shareholder of a Texas corporation has no dissenters’ rights with respect to any plan or merger or conversion in which there is a single surviving or new domestic or foreign corporation, or with respect to any plan of exchange, if:

(1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate:

(A) listed on a national securities exchange (the Company currently meets this condition by virtue of its listing on the Nasdaq Capital Market); or

(B) held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A) ownership interests, or depository receipts in respect of ownership interests, of a another entity of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance;

(ii) held of record by at least 2,000 owners;

(B) cash instead of fractional ownership interests the owner would otherwise be entitled to receive; or

(C) any combination of the ownership interests and cash above.

Delaware

Under Delaware law, stockholders have no appraisal rights in the event of a merger or consolidation of the corporation if the stock of the Delaware corporation is listed on a national securities exchange (the Company currently meets this condition by virtue of its listing on the Nasdaq Capital Market) or if such stock is held of record by more than 2,000 stockholders. Stockholders of a Delaware parent corporation have no appraisal rights in a merger between that parent corporation and a subsidiary corporation wholly owned by that parent corporation. Even if appraisal rights would not otherwise be available under Delaware law in the cases described above, stockholders would still have appraisal rights if they are required by the terms of the agreement of merger and consolidation to accept for their stock anything other than:

(1) shares of stock:

(A) of the surviving corporation; or

(B) of any other corporation whose shares at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders;

(2) cash in lieu of fractional shares; or

(3) a combination of such shares and such cash.

Otherwise, stockholders of a Delaware corporation have appraisal rights in consolidations and mergers.

Under Delaware law, any corporation may provide in its certificate of incorporation that appraisal rights will also be available as a result of an amendment to its certificate of incorporation, any merger or consolidation involving such corporation, or the sale of all or substantially all of the assets of the corporation.

The Delaware Charter will have no such provisions.

Shareholder Consent to Action Without a Meeting

Texas

Under Texas law, any action that may be taken at a meeting of the shareholders may be taken without a meeting if written consent thereto is signed by all the holders of shares entitled to vote on that action. The certificate of formation of a Texas corporation may provide that action by written consent in lieu of a meeting may be taken by the holders of that number of votes which would be required to take the action which is the subject of the consent at a meeting at which each of the shares entitled to vote thereon were present and voted.

The Texas Bylaws provide that any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the Company.

Delaware

Under Delaware law, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders can be taken without such meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted.

Subject to shareholder approval of Proposal 2A, our Board of Directors has proposed that the Delaware Charter will provide that no action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action will be specifically denied.

Procedures for Filling Vacant Directorships

Texas

Under Texas law, any vacancy occurring in the board of directors may, unless otherwise authorized by a corporation’s certificate of formation, be filled only: (i) by the affirmative vote of the majority of the directors then in office, (ii) by the sole remaining director, or (iii) by the affirmative vote of the shareholders. A directorship to be filled because of an increase in the number of directors may be filled by the shareholders or by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders. The board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

The Texas Bylaws provide that any vacancy on the board of directors may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

Delaware

Under Delaware law, unless the certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

The Delaware Bylaws will provide that any vacancy on the board of directors may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director, and that if there are no directors in office, then an election of directors may be held in the manner provided by statute.

Right to Call Meetings

Texas

Under Texas law, shareholders are guaranteed the right to call special meetings. Unless otherwise specified in the corporation’s certificate of formation, holders of not less than 10% of all of the shares entitled to vote at the proposed meeting have the right to call a special shareholders’ meeting. The certificate of formation may allow for special meetings to be called by a number of shares greater than or less than 10%, but it may not set the required number of shares above 50%. The president, board of directors, or any other person authorized to call special meetings by the certificate of formation or bylaws of the corporation may also call special shareholders’ meetings.

The Texas Bylaws provide that special meetings of shareholders may be called by the board of directors, the chairman of the board of directors, the president or an authorized committee of the board of directors at any time for any purpose or purposes. Special meetings of shareholders may also be called by the holders of at least 30% of all shares entitled to vote at the proposed special meeting.

Delaware

Delaware law provides that special meetings of the stockholders may be called by the board of directors or such other persons as are authorized in the certificate of incorporation or bylaws.

Subject to shareholder approval of Proposal 2B, our Board of Directors has proposed that the Delaware Charter and the Delaware Bylaws will provide that special meetings of the stockholders may be called by Acer Delaware’s secretary only at the request of the chairman of the board of directors, the Chief Executive Officer or by a resolution duly adopted by the affirmative vote of a majority of the board of directors, and any power of stockholders to call a special meeting of stockholders will be specifically denied.

Voting by Proxy

Texas

Under Texas law, a shareholder may authorize another person or persons to act for such shareholder by proxy. A proxy is only valid for eleven months from its date unless otherwise provided in the proxy.

Delaware

Under Delaware law, a stockholder may authorize another person or persons to act for such stockholder by proxy. A proxy is valid for three years from its date unless otherwise provided in the proxy.

Charter Amendments

Texas

Under Texas law, an amendment to the certificate of formation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation, unless a different threshold, not less than a majority, is specified in the certificate of formation.

The Texas Charter contains a provision setting the approval threshold at a majority of the outstanding shares, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote of shareholders required for such action shall be the vote of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding shares otherwise entitled to vote thereon.

Delaware

Delaware law provides that amendments to the certificate of incorporation must be approved by the holders of a majority of the corporation’s stock entitled to vote thereon, unless the certificate of incorporation provides for a greater number.

Subject to shareholder approval of Proposal 2C, our Board of Directors has proposed that the Delaware Charter will require that the approval of the holders of at least two-thirds of the outstanding shares of Acer Delaware then entitled to vote in an election of directors, voting as a single class, shall be required to amend in any respect or repeal Article IX (which pertains to amendments to the Delaware Charter), Paragraph A of Article V (which pertains to amendments to the Delaware Bylaws), or Articles VI (which pertains to elections of directors and filling vacancies on the board of directors), VII (which pertains to actions by written consent, calling of special meetings, shareholder nominations and forum selection) or VIII (which pertains to limitation of liability, indemnification and insurance).

Bylaw Amendments

Texas

Generally, under Texas law, the board of directors may amend, repeal or adopt a corporation’s bylaws. However, a corporation’s certificate of formation may reserve this power exclusively to a majority of the shareholders. Similarly, the shareholders, in amending, repealing or adopting a particular bylaw, may expressly provide that the board of directors may not amend, readopt or repeal that bylaw. Texas case law permits the corporation to increase the required threshold of shareholders necessary to amend the bylaws.

The Texas Bylaws provide that, subject to the Texas Charter, the Company’s shareholders or the board of directors may amend or repeal the bylaws, except that no amendment, modification or repeal of Article 10 (which pertains to indemnification) shall in any manner terminate, reduce or impair the right of any past, present or future individuals to be indemnified under the bylaws, nor the Company’s obligation to indemnify any such indemnitees, with respect to claims relating to matters occurring prior to such amendment, modification or repeal.

Delaware

Under Delaware law, stockholders of a corporation entitled to vote have the right to amend, repeal or adopt the bylaws. If the corporation’s certificate of incorporation so provides, the corporation’s board of directors also has the have the right to amend, repeal or adopt the bylaws.

Our Board of Directors has proposed that the Delaware Charter and Delaware Bylaws will provide that the board of directors is expressly authorized to adopt, amend or repeal the Delaware Bylaws, without any action on the part of the stockholders, by the vote of at least a majority of the directors then in office. Subject to shareholder approval of Proposal 2D, our Board of Directors has also proposed that the Delaware Charter will provide that, in addition to any vote of the holders of any class or series of stock required by law or the Delaware Charter, the Delaware Bylaws may also be adopted, amended or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of the shares of the capital stock entitled to vote in the election of directors, voting as one class; provided, however, that the affirmative vote of the holders representing only a majority of the voting power of the shares of the capital stock entitled to vote in the election of directors, voting as one class, shall be required if such adoption, amendment or repeal of the bylaws has been previously approved by the affirmative vote of at least two-thirds of the directors then in office.

Classified Board of Directors

Under both Texas law and under Delaware law, corporations may provide for classified or staggered boards.

Neither of the Texas Charter or the Texas Bylaws provide for a classified board of directors. Neither of the Delaware Charter or the Delaware Bylaws will provide for a classified board of directors.

Removal of Directors

Texas

Under Texas law, subject to the exceptions discussed below or as otherwise provided by the certificate of formation or bylaws of a corporation, the shareholders may remove a director, with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of the directors. If the corporation’s directors serve staggered terms, a director may not be removed except for cause unless the certificate of formation provides otherwise. If the certificate of formation permits cumulative voting and less than the entire board is to be removed, a director may not be removed if the votes cast against the removal would be sufficient to elect him or her if cumulatively voted at an election of the entire board of directors. Where a corporation’s certificate of formation provides that separate classes or series of stockholders are entitled, as such a class or series, to elect separate directors, in calculating the sufficiency of votes for removal of such a director, only the votes of the holders of such a class or series are considered.

The Texas Bylaws provide that shareholders holding a majority of the outstanding shares entitled to vote in the election of directors may remove any director or the entire board of directors at any time, with our without cause. The Texas Charter provides that the shareholders shall not have cumulative voting rights.

Delaware

Under Delaware law, subject to the exceptions discussed below, a majority of stockholders then entitled to vote at an election of directors may remove a director with or without cause. If the board of directors of a Delaware corporation is classified (i.e., elected for staggered terms), a director may only be removed for cause, unless the corporation’s certificate of incorporation provides otherwise. If a corporation uses cumulative voting and less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors. Where a corporation’s certificate of incorporation provides that separate classes or series of stockholders are entitled, as such a class or series, to elect separate directors, in calculating the sufficiency of votes for removal of such a director, only the votes of the holders of such a class or series are considered.

Our Board of Directors has proposed that the Delaware Bylaws will provide that any director or the entire board of directors may be removed, but only for cause, by the holders of a majority of the voting power of the capital stock issued and outstanding then entitled to vote at an election of directors. If Proposal 3 is approved, shareholders will no longer be able to remove a director or the entire board of directors without cause. Our Board believes that this provision provides protection for all stockholders by protecting them against self-interested action by one or a few large stockholders as well as with respect to the long-term continuity of our Board. Neither of the Delaware Charter or the Delaware Bylaws will grant cumulative voting rights in the election of directors.

Shareholder Nominations and Proposals

Texas

The Texas Bylaws provide that in order for a shareholder to make any director nomination or propose any other action at an annual meeting of shareholders, the shareholder must provide notice in writing to the Company’s secretary, which must be delivered to or mailed and received not less than 50 days nor more than 90 days prior to the date of such meeting, provided that in the event that less than 75 days’ notice of the date of the meeting is given to the Company’s shareholders, notice must be received no later than the 15th day following the date on which the Company’s notice of the date of the meeting was mailed.

Delaware

The Delaware Bylaws will provide that in order for a stockholder to make any director nomination or propose any other action at an annual meeting of stockholders, the stockholder must provide notice in writing to Acer Delaware’s secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of Acer Delaware’s proxy statement provided in connection with the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days before or after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be received by the secretary of Acer Delaware not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth 10th day following the day on which public announcement of the date of such meeting is first made. Our Board of Directors believes these timeframes are more appropriate for a public company and will enhance the Company’s ability to respond to stockholder nominations or proposals.

Proxy Access

Texas

The Texas Bylaws do not contain a proxy access provision requiring minimum ownership requirements for shareholder director nominations.

Delaware

The Delaware Bylaws will not contain a proxy access provision requiring minimum ownership requirements for shareholder director nominations.

Number of Directors

Texas

The Texas Charter and the Texas Bylaws provide that the board of directors will consist of not less than two nor more than ten members, as the board of directors may determine by resolution from time to time.

Delaware

The Delaware Bylaws will provide that the number of directors shall be fixed from time to time by resolution adopted by a majority of the directors then in office.

Inspection of Books and Records

Texas

Under Texas law, a shareholder may, upon written demand stating a proper purpose, inspect the books and records of a corporation if such shareholder holds at least 5% of the outstanding shares of stock of the corporation or has been a holder of shares for at least six months prior to such demand.

Delaware

Under Delaware law, any stockholder may inspect the corporation’s books and records upon written demand under oath stating the purpose of the inspection. If the corporation refuses to permit inspection or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to the Court of Chancery for an order to compel such inspection.

Distributions and Dividends

Texas

Under Texas law, a distribution is defined as a transfer of cash or other property (except a corporation’s own shares or rights to acquire its shares), or an issuance of debt, by a corporation to its shareholders in the form of: (i) a dividend on any class or series of the corporation’s outstanding shares, (ii) a purchase or redemption, directly or indirectly, of its shares, or (iii) a payment in liquidation of all or a portion of its assets. Under Texas law, a corporation may not make a distribution if such distribution violates its certificate of formation or, unless the corporation is in receivership, if it either renders the corporation unable to pay its debts as they become due in the course of its business or affairs, or exceeds, depending on the type of distribution, either the net assets or the surplus of the corporation.

While no shares of preferred stock are currently outstanding, the Texas Charter provides that (i) the Company’s Series A convertible preferred stock accrues dividends at the rate of 8% per annum, which are cumulative and payable semi-annually in either cash or registered shares of the common stock, at the Company’s election and (ii) the Company shall not declare, pay or set aside any dividends or other distributions on shares of common stock unless all accrued dividends have been fully paid and the holders of the Series A convertible preferred stock then outstanding shall first receive, or simultaneously receive, a dividend or distribution on each outstanding share of Series A convertible preferred stock in an amount equal to the product of (A) the dividend or distribution payable on each share of common stock and (B) the number of shares of common stock issuable upon conversion of a share of Series A convertible preferred stock.

Delaware

Under Delaware law, a corporation may, subject to any restrictions contained in its certificate of incorporation, pay dividends out of surplus and, if there is not surplus, out of net profits for the current and/or the preceding fiscal year, unless the capital of the corporation is less than the capital represented by issued and outstanding stock having preferences on asset distributions.

The Delaware Charter will provide that, subject to the preferential rights of any preferred stock, the holders of shares of common stock shall be entitled to receive, when, as and if declared by the board of directors, out of the assets of the Company which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

Stock Redemption and Repurchase

Texas

As noted above, under Texas law, the purchase or redemption by a corporation of its shares constitutes a distribution. Accordingly, the discussion above relating to distributions is applicable to stock redemptions and repurchases.

Delaware

Under Delaware law, a corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A corporation may, however, purchase or redeem out of capital, shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares are to be retired and the capital reduced.

Indemnification of Directors and Officers

The parent company Acer Texas does not currently have indemnification agreements entered into directly with our directors or officers, however, our wholly owned subsidiary Private Acer has indemnification agreements with certain of its directors and officers which are substantially similar to the Delaware Indemnification Agreements. The directors and officers of the parent company Acer Texas and wholly owned subsidiary Private Acer overlap to a large extent. Private Acer had entered into these indemnification agreements with its directors and officers prior to the September 19, 2017 merger between Opexa Therapeutics, Inc., Opexa Merger Sub., Inc. and Private Acer. At the effective time of the merger, all of the directors and officers of Private Acer became the directors and officers of Acer Texas. Those indemnification agreements remain intact, and if Proposal 3 is approved, Acer Delaware intends to enter into the Delaware Indemnification Agreements directly with its directors and officers.

Texas and Delaware law have similar provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. The following is a summary comparison of the indemnification provisions of Texas and Delaware law:

Texas

Texas law permits a corporation to indemnify a director or former director, against judgments and expenses reasonably and actually incurred by the person in connection with a proceeding if the person: (i) acted in good faith, (ii) reasonably believed, in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests, and otherwise, that the person’s conduct was not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful. If, however, the person is found liable to the corporation, or is found liable on the basis he received an improper personal benefit, then indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred and no indemnification will be available if the person is found liable for: (i) willful or intentional misconduct in the performance of the person’s duty to the corporation, (ii) breach of the person’s duty of loyalty owed to the enterprise, or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

The Texas Articles and the Texas Bylaws provide for indemnification of directors and officers (including advancement of expenses) to the fullest extent permitted by applicable law.

Delaware

Delaware law permits a corporation to indemnify directors, officers, employees, or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding, other than an action by or in the right of the corporation, to which such director, officer, employee or agent may be a party, provided such a director, officer, employee or agent acted in good faith and reasonably believed: (i) in the case of a civil, administrative or investigative proceeding, that his or her conduct was in or not opposed to the best interests of the corporation, or (ii) in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. In connection with an action by or in the right of the corporation against a director, officer, employee or agent, the corporation has the power to indemnify such director, officer, employee or agent for expenses actually and reasonably incurred in connection with such suit: (i) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) if such person is found liable to the corporation, only if ordered by a court of law. Section 145 of the DGCL provides that such section is not exclusive of any other indemnification rights, which may be granted by a corporation to its directors, officers, employees or agents.

The Delaware Charter and Delaware Bylaws will provide for indemnification of directors and officers (including advancement of expenses) to the fullest extent permitted by applicable law.

Assuming that our shareholders approve this Proposal 3, Acer Delaware will enter into a Delaware Indemnification Agreement with each director and officer of Acer Delaware following the Reincorporation.

Procedure for Indemnification

Texas

Texas law provides that a determination that indemnification is appropriate must be made: (i) by a majority vote of the directors who, at the time of the vote, are disinterested and independent, regardless of whether such directors constitute a quorum, (ii) by a majority vote of a special committee of the board of directors if the committee is designated by a majority vote of the directors who at the time of the vote are disinterested and independent and is composed solely of one or more directors who are disinterested and independent, (iii) by special legal counsel selected by majority vote under (i) or (ii) above, (iv) by the shareholders in a vote that excludes those shares held by directors who, at the time of the vote, are not disinterested and independent, or (v) by a unanimous vote of the shareholders of the corporation.

Delaware

Delaware law provides that a determination that indemnification of a director or officer is appropriate must be made: (i) by a majority vote of directors who are not party to the proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by stockholder vote.

Mandatory Indemnification

Texas

Under Texas law, indemnification by the corporation for reasonable expenses actually incurred is mandatory only if the director is wholly successful on the merits or otherwise, in the defense of the proceeding.

Delaware

Delaware law requires indemnification for expenses actually and reasonably incurred with respect to any claim, issue or matter on which the director is successful on the merits or otherwise, in the defense of the proceeding.

Insurance

Texas

Texas law allows a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in such a capacity or arising out of his status as such a person. Under Texas law, a corporation may also establish and maintain arrangements, other than insurance, to protect such persons, including a trust fund or surety arrangement.

Delaware

Delaware law is substantially the same as Texas law on this issue.

Persons Covered

Texas

Texas law expressly and separately addresses the indemnification of officers, employees and agents. The corporation may indemnify and advance expenses to an officer, employee or agent as provided by the corporation’s governing documents, general or specific action of the board of directors, resolution of the shareholders, contract, or common law. The corporation must indemnify an officer to the same extent as a director. The procedure for indemnification under Texas law summarized above need not be followed for officers, employees or agents.

Delaware

Delaware law provides the same indemnification rights to officers, employees and agents that it provides for directors.

Fiduciary Duties of Directors

Texas

Texas imposes duties of loyalty, care and obedience on directors of Texas corporations, but will generally not, absent fraud, impose liability upon a non-interested director unless the action challenged is outside of the expressed purpose of the corporation or inconsistent with an express limitation on authority. Directors of a Texas corporation owe fiduciary duties only to the corporation.

Delaware

Delaware imposes duties of care and loyalty on directors of Delaware corporations, subject to the business judgment rule which provides a presumption that a director acted on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. Delaware imposes liability upon directors who willfully or recklessly disregard their duties as directors so as to constitute an utter failure to carry out their fiduciary duties. Directors of a Delaware corporation owe fiduciary duties both to the stockholders and the corporation.

Standard of Care

The standard of care required under Texas and Delaware law is substantially the same. In general, directors are charged with the duty in their decision-making process and oversight responsibilities to act as would a reasonably prudent person in the conduct of such person’s own affairs.

Limited Liability of Directors

Texas

Texas law permits a corporation to eliminate in its certificate of formation all monetary liability of a director to the corporation or its shareholders for conduct in the performance of such director’s duties. Texas law does not, however, permit any limitation of the liability of a director for: (i) a breach of the duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the person to the corporation or involves intentional misconduct or a knowing violation of law, (iii) a transaction from which the director obtains an improper benefit, or (iv) a violation of applicable statutes which expressly provide for the liability of a director.

The Texas Charter eliminates the monetary liability of a director to the fullest extent permitted by applicable law.

Delaware

Delaware law permits the adoption of a provision in the certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director’s breach of the fiduciary duty of care. Delaware law does not, however, permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its stockholders, (ii) failing to act in good faith, (iii) engaging in intentional misconduct or a knowing violation of law, (iv) obtaining an improper personal benefit from the corporation, or (v) declaring an illegal dividend or approving an illegal stock purchase or redemption.

The Delaware Charter will eliminate the monetary liability of a director to the fullest extent permitted by applicable law.

Forum Selection

Texas

Neither the Texas Charter nor the Texas Bylaws contain a forum selection provision.

Delaware

Section 115 of the DGCL expressly permits a corporation’s certificate of incorporation or bylaws to require that any or all “internal corporate claims” be brought solely and exclusively in any or all Delaware courts, and that no provision of a corporation’s certificate of incorporation or bylaws may prohibit bringing such claims in Delaware courts.

Subject to shareholder approval of Proposal 2E, our Board of Directors has proposed that the Delaware Charter will provide that unless Acer Delaware consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Acer Delaware, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Acer Delaware to Acer Delaware or Acer Delaware’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine.

Shareholder Rights Plans

Texas

Texas statutorily approves shareholder rights plans.

Delaware

Delaware courts have generally allowed the use of shareholder rights plans by a corporation if their adoption is reasonable in response to a reasonably identified threat posed.

Considerations of Directors

Texas

Texas corporate law includes statutory approval of directors considering both the long-term and short-term interests of the corporation and the shareholders.

Delaware

Delaware does not have a statute stating what constituencies the board may consider when making decisions.

Shareholder Actions

Texas

Texas generally requires that lawsuits against directors be brought derivatively by the corporation only after making demand on the corporation’s board setting out the contours of the demand. Texas law may, in certain circumstances, such as in a proceeding determining liability of directors, allow for a jury trial.

Delaware

Delaware allows certain lawsuits to be brought against directors directly by shareholders, in some instances, without making a demand on the corporation’s board. Generally, lawsuits are tried before a Delaware chancellor without a jury.

Interest of Certain Persons in Matters to be Acted Upon

In considering the recommendations of the Board, our shareholders should be aware that certain of our directors and officers have interests in the transaction that are different from, or in addition to, the interests of the shareholders generally. For instance, the Reincorporation may be of benefit to our directors and officers by reducing their potential personal liability, increasing the scope of permitted indemnification, and in other respects. Further, each of the Company’s directors and officers has an interest in the approval of the Delaware Indemnification Agreement, which, subject to certain limitations, imposes on the Company the obligation to indemnify such director or officer in the event she or he is made party to an action, suit or proceeding, by reason of the fact that she or he is or was a director, officer, employee or agent of the Company. The Company intends to enter into the Delaware Indemnification Agreement with each of its current officers and directors. The Company is not currently aware of any action, suit or proceeding pending or threatened which would require the Company to indemnify any director or officer as a result of being a party to the Delaware Indemnification Agreement. The Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Reincorporation and to recommend that our shareholders vote in favor of this proposal.

Federal Income Tax Consequences of the Reincorporation

The discussion of U.S. federal income tax consequences set forth below is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences that may apply to a shareholder. Shareholders are urged to consult their tax advisors to determine the particular tax consequences of the Reincorporation, including the applicability of federal, state, foreign and other tax laws.

The Reincorporation provided for in the Plan of Conversion is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code. Assuming the reincorporation qualifies as a reorganization, no gain or loss should be recognized to the holders of our capital stock as a result of the consummation of the Reincorporation, and no gain or loss will be recognized by us. Shareholders should have the same basis in the

Acer Delaware common stock received pursuant to the Reincorporation as they had in the shares of Acer Texas common stock held by you as of immediately prior to the time the Reincorporation is consummated. The holding period with respect to Acer Delaware common stock should include the period during which corresponding shares of Acer Texas common stock were held, provided the latter was held by you as a capital asset at the time of consummation of the Reincorporation.

Accounting Treatment of the Reincorporation

We expect that the Reincorporation will have no effect on the Company from an accounting perspective because there is no change in the entity as a result of the Reincorporation. Accordingly, the historical financial statements of the Company, which previously have been reported to the SEC on Forms 10-K and 10-Q, among others, as of and for all periods through the date of this Proxy Statement, will remain the financial statements of Acer Delaware following the Reincorporation.

Regulatory Approval

The Reincorporation will not occur until the Company has made all required filings with and received all required consents of all governmental authorities, including the filing of the Delaware Certificate of Conversion and the Delaware Charter with the Delaware Secretary of State, and the filing of the Texas Certificate of Conversion with the Texas Secretary of State, and satisfied applicable notification requirements of The Nasdaq Stock Market.

Dissenters’ Rights

Under Texas law, shareholders are not entitled to dissenters’ rights with respect to the Reincorporation.

Subsidiary Merger to Eliminate Holding Company Structure

We currently have a holding company structure, with Private Acer being a wholly owned subsidiary of Acer Texas. In order to simplify our corporate organization, eliminate costs associated with our holding company structure, reduce overhead expenses and take full advantage of the benefits of Delaware law, assuming the Reincorporation is approved by our shareholders, we also intend to eliminate our holding company structure by contemporaneously merging our wholly owned subsidiary Private Acer with and into the Company, resulting in a single Delaware corporation (the “Subsidiary Merger”). No action by the Company’s shareholders is required in order for the Company to effect the Subsidiary Merger. The Subsidiary Merger will not result in any material change in our business, assets or financial position or in the persons who constitute our Board, including those persons who are elected at the Annual Meeting. The individuals serving as our officers immediately before the Subsidiary Merger will continue to serve as our officers after the Subsidiary Merger.

Because our wholly owned subsidiary Private Acer is currently a Delaware corporation, and only one entity may be incorporated at a particular time with that name, the initial Delaware Charter for Acer Delaware will use a placeholder name of “Acer Reincorporation, Inc.” Implementing the Subsidiary Merger of Private Acer with and into Acer Delaware will allow the name of “Acer Therapeutics Inc.” to become available in Delaware and, as part of the Subsidiary Merger, Acer Delaware will change its name from “Acer Reincorporation, Inc.” to “Acer Therapeutics Inc.”

Upon filing of the certificate of ownership and merger with the Secretary of State of the State of Delaware, (i) the legal existence of Private Acer as a separate corporation and wholly owned subsidiary will cease, (ii) Acer Delaware, as the surviving corporation, will succeed to the assets and assume the liabilities of our wholly owned subsidiary Private Acer, and (iii) Acer Delaware will change its name from “Acer Reincorporation, Inc.” (the placeholder name used in the initial Delaware Charter) to “Acer Therapeutics Inc.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE REINCORPORATION

PROPOSAL 4

APPROVAL OF THE 2018 STOCK INCENTIVE PLAN

We are asking our shareholders to approve our 2018 Stock Incentive Plan (the “2018 Plan”) at the Annual Meeting. On March 1, 2018, the Board approved the 2018 Plan, subject to shareholder approval. If this Proposal 4 is approved and the 2018 Plan becomes effective, no further grants will be made under the Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) and the 2013 Stock Incentive Plan, as amended (the “2013 Plan”), of Private Acer which we assumed in the merger on September 19, 2017. All outstanding stock awards granted under the 2010 Plan and the 2013 Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the 2010 Plan or the 2013 Plan, as applicable.

If our shareholders approve the 2018 Plan, the total number of shares of our common stock reserved for issuance under the 2018 Plan will initially consist of (i) 500,000 shares plus (ii) the number of shares subject to outstanding awards under the 2010 Plan and the 2013 Plan that are forfeited or terminate prior to exercise or settlement and would otherwise be returned to the share reserve under the 2010 Plan or the 2013 Plan, as applicable, plus the number of shares subject to vesting restrictions under the 2010 Plan or the 2013 Plan that are subsequently forfeited, plus any reserved shares not issued or subject to outstanding grants, up to a maximum of 635,170 shares. In addition, the number of shares that have been authorized for issuance under the 2018 Plan will be automatically increased on the first day of each fiscal year beginning on January 1, 2019 and ending on (and including) January 1, 2028, in an amount equal to the lesser of (i) 4% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, or (ii) another amount (including zero) determined by our Board of Directors (“Board”).

Why You Should Vote for Approval of our 2018 Stock Incentive Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

The 2018 Plan is critical to our ongoing effort to build shareholder value. Equity incentive awards are central to our compensation program. Our Compensation Committee and Board believe that our ability to grant equity incentives to new and existing employees has helped us attract, retain and motivate key talent. For example, since the potential value of stock options is realized only if our share price increases, this form of compensation provides a strong incentive for employees to work to grow the business and build shareholder value, and is most attractive to employees who share the entrepreneurial spirit that we believe is key to making our company a success.

The 2018 Plan will also provide us with continued flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock awards, including restricted stock awards, stock appreciation rights, restricted stock unit awards, performance stock awards and performance cash awards. Accordingly, the 2018 Plan will allow us to utilize a broad array of equity incentives in order to secure and retain the services.

Our 2010 Plan is Running Low on Shares and our 2013 Plan Share Reserve has been Depleted

Grants of equity awards to our employees, consultants, executive officers and directors are currently made only from the 2010 Plan. All available shares under the 2013 Plan are currently subject to outstanding awards and no further awards may be made thereunder. After carefully forecasting, we anticipate that the 2010 Plan will not have any remaining shares in its share reserve by the end of the second quarter of 2018, and we will not be able to issue equity to our employees, consultants, executive officers and directors unless our shareholders approve a new stock plan. While we could increase cash compensation if we are unable to grant equity incentives, we anticipate that we will have difficulty attracting, retaining, and motivating our employees, consultants, executive officers and directors if we are unable to make equity grants to them. Stock incentive awards are a more effective executive compensation vehicle than cash at a growth-oriented, entrepreneurial company because they deliver high potential value with a smaller impact on current income and cash flow. Therefore, we are asking our shareholders to approve the 2018 Plan.

The Number of Shares Proposed for Approval is Reasonable

As of December 31, 2017, options to purchase 298,600 shares were outstanding under the 2010 Plan, 159,572 shares remained available for future issuance under the 2010 Plan, and 11,998 shares of common stock had been issued subject to forfeiture restrictions pursuant to restricted stock awards and option exercises thereunder. As of December 31, 2017, options to purchase 165,000 shares were outstanding under the 2013 Plan, no shares remained available for future issuance under the 2013 Plan, and no shares of common stock had been issued subject to forfeiture restrictions pursuant to restricted stock awards or option exercises thereunder. Stock options and restricted stock awards are the only types of awards that have been issued under the 2010 Plan and the 2013 Plan. The weighted average exercise price of all options outstanding under the 2010 Plan and the 2013 Plan is $11.23 per share and the weighted average remaining term of such options is approximately 9.5 years as of December 31, 2017. A total of 7,497,433 shares of our common stock were outstanding as of December 31, 2017.

The 2010 Plan and the 2013 Plan are our only equity compensation plans under which we may make equity awards. After carefully forecasting our anticipated growth rate for the next few years, we believe that the base amount of 500,000 shares, in addition to shares reserved under or that would be returned to the 2010 Plan or the 2013 Plan together with the potential annual increase of up to 4% of the outstanding shares of our common stock outstanding on the first day of each fiscal year, will be sufficient for at least three years’ worth of equity grants under our current compensation program. We anticipate returning to shareholders for additional shares in 2021, but may elect to do so sooner if our growth plan accelerates.

We believe our equity granting practices have been maintained at a reasonable level, and we do not believe that the proposed 500,000 share reserve will be unduly dilutive to shareholders:

•	A common measure of potential dilution from outstanding equity awards is “overhang,” generally defined as equity awards outstanding but not exercised, plus equity awards available to be granted (together referred to as potential equity award shares), divided by the sum of total common shares outstanding plus potential equity award shares. As of December 31, 2017, our overhang was approximately 7.7%.

•	The base amount of 500,000 additional shares to be approved under the 2018 Plan constitutes approximately 6.0% of our fully-diluted common shares as of the Record Date, assuming the exercise of all outstanding options and warrants.

•	The amount of equity compensation granted to our executive officers since the Merger has been limited and in reasonable amounts.

Another common measure of dilution is “burn rate,” which shows how rapidly a company is depleting the shares reserved for issuance under its equity compensation plans, but without taking into account award cancellations or forfeitures. It is generally defined as the number of equity awards granted in the year, divided by the weighted average number of common shares outstanding during the year. A historical burn rate calculation is not meaningful for us at this point because all prior outstanding equity awards were cancelled in connection with the September 2017 Merger between the Company, Private Acer and Opexa Merger Sub, Inc. Additionally, in the Merger we assumed all of Private Acer’s outstanding equity awards as well as the 2013 Plan, our entire Board of Directors and management team were reconstituted, and the Company’s business became that of Private Acer.

The 2018 Plan Combines Compensation and Governance Best Practices

We incorporated provisions into the 2018 Plan that are designed to protect our shareholders’ interests and to reflect corporate governance best practices, including:

•	Continued broad-based eligibility for equity awards. We grant stock options to substantially all of our employees. By doing so, we link employee interests with shareholder interests throughout the organization and motivate our employees to act as owners of the business.

•	Repricing is not allowed without prior shareholder approval. The 2018 Plan prohibits the reduction in the exercise price of outstanding stock options or stock appreciation rights without prior shareholder approval (except in connection with certain corporate transactions, such as stock splits, certain dividends, recapitalizations, reorganizations, mergers, spin-offs and the like).

•	Clawback of awards. Awards granted under the 2018 Plan will be subject to any clawback or recoupment policies or procedures that the Company has in effect from time to time.

•	No discounted stock options or stock appreciation rights. Stock options and stock appreciation rights may not be granted with a per share exercise price less than 100% of our common stock’s fair market value on the date of grant.

•	Submission of 2018 Plan amendments to shareholders. The 2018 Plan requires shareholder approval for amendments to the 2018 Plan to the extent required by applicable laws, regulations or rules.

Description of the 2018 Stock Incentive Plan

The material features of the 2018 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2018 Plan. Shareholders are urged to read the actual text of the 2018 Plan in its entirety, which is filed with this Proxy Statement as Appendix G and is available at http://www.sec.gov.

Background and Purpose

The terms of the 2018 Plan provide for the grant of stock options, restricted stock, stock appreciation rights, restricted stock units, performance-based awards and cash-based awards that may be settled in cash, stock or other property.

The purpose of the 2018 Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to us by providing these individuals with equity ownership and other incentive opportunities.

Shares Available for Awards

If this Proposal 4 is approved, the total number of shares of our common stock reserved for issuance under the 2018 Plan will consist of:

•	500,000 shares; plus

•	The sum of the number of shares subject to outstanding awards under the 2010 Plan and the 2013 Plan as of the effective date of the 2018 Plan that are subsequently forfeited or terminated for any reason prior to being exercised or settled, plus the number of shares subject to vesting restrictions under the 2010 Plan and the 2013 Plan on the effective date of the 2018 Plan that are subsequently forfeited, plus the number of shares reserved but not issued or subject to outstanding grants under the 2010 Plan and the 2013 Plan as of the effective date of the 2018 Plan, up to a maximum of 635,170 shares in the aggregate.

In addition, the number of shares that have been authorized for issuance under the 2018 Plan will be automatically increased on the first day of each fiscal year beginning on January 1, 2019 and ending on (and including) January 1, 2028, in an amount equal to the lesser of (i) 4% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, or (ii) another amount (including zero) determined by our Board.

Shares subject to awards granted under the 2018 Plan that are forfeited or terminate before being exercised or settled, or are not delivered to the participant because such award is settled in cash, will again become available for issuance under the 2018 Plan. Shares withheld to satisfy the grant, exercise price or tax withholding obligation related to an award will again become available for issuance under the 2018 Plan. However, shares that have actually been issued will not again become available for issuance under the 2018 Plan unless forfeited. No more than 1,135,170 shares may be delivered upon the exercise of incentive stock options granted under the 2018 Plan plus, to the extent allowable under applicable law, any shares that again become available for issuance under the 2018 Plan.

If this Proposal 4 is approved, no participant in the 2018 Plan can receive option grants or stock appreciation rights totaling more than an aggregate of 250,000 shares in any calendar year, except in the participant’s first year of employment in which the participant may receive two times this amount. The maximum aggregate number of shares that may be subject to restricted stock awards or stock units in any calendar year is 250,000 shares, except in the participant’s first year of employment in which the participant may receive two times that amount. No participant in the 2018 Plan may be paid more than an aggregate of $2.0 million in cash during any calendar year with respect to equity awards that are payable in cash.

Eligibility

Incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”), may be granted under the 2018 Plan only to our employees (including executive officers) and employees of our parent or subsidiary. Our employees (including executive officers), consultants and directors, and the employees (including executive officers) and consultants of our affiliates are eligible to receive all other types of awards under the 2018 Plan, including nonstatutory stock options, or NSOs. All of our 10 employees as of March 1, 2018 (including officers), as well as our directors and consultants, are eligible to participate in the 2018 Plan.

Administration

The 2018 Plan is administered by our Board, which may in turn delegate authority to administer the plan to a committee such as our Compensation Committee, referred to herein as the 2018 Plan administrator. Subject to the terms of the 2018 Plan, the 2018 Plan administrator will determine recipients, the number of shares or amount of cash subject to awards to be granted, whether an option is to be an ISO or NSO and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the 2018 Plan administrator will also determine the exercise price of options granted under the 2018 Plan.

Repricing

The 2018 Plan expressly provides that, without the approval of the shareholders, the 2018 Plan administrator does not have the authority to reduce the exercise price of any outstanding stock options or stock appreciation rights under the plan (except in connection with certain corporate transactions, such as stock splits, certain dividends, recapitalizations, reorganizations, mergers, spin-offs and the like), or cancel any outstanding underwater stock options or stock appreciation rights in exchange for cash or new stock awards under the 2018 Plan.

Cancellation or Clawback of Awards

The 2018 Plan administrator may, to the extent permitted by applicable law and stock exchange rules or by any of our policies, cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the 2018 Plan or the sale of shares underlying such awards.

Stock Options

A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. Stock options will be granted pursuant to stock option agreements. The exercise price for an option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. ISOs granted to any holder of more than 10% of the voting shares of our company must have an exercise price of at least 110% of the fair market value of our common stock on the date of grant. Options granted under the 2018 Plan will vest at the rate specified in the option agreement, and the extent to which the optionholder will have the right to exercise the option following termination of the optionholder’s service with us will be set forth in the option agreement.

The term of stock options granted under the 2018 Plan may not exceed ten years (five years in the case of an ISO granted to any holder of more than 10% of our voting shares). Each stock option agreement will set forth any limitations on the right of the option holder to exercise the stock option following termination of service with us or any affiliate of ours.

Acceptable forms of consideration for the purchase of our common stock issued under the 2018 Plan will be determined by the 2018 Plan administrator and may include cash, common stock previously owned by the option holder, payment through a broker assisted cashless exercise, “net exercise” or other legal consideration approved by the 2018 Plan administrator.

Generally, an option holder may not transfer a stock option other than by will or the laws of descent and distribution, unless otherwise permitted under the terms of the applicable stock option agreement.

ISO Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to which ISOs may be exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs shall be no more than 1,135,170 shares plus, to the extent allowable under applicable law, any shares that again become available for issuance under the 2018 Plan.

Restricted Stock Awards

Restricted stock is a share award that may be subject to vesting conditioned upon continued service, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement. Participants who are granted restricted stock awards generally have all of the rights of a shareholder with respect to such stock, other than the right to transfer such stock prior to vesting. Subject to the terms of the 2018 Plan, the 2018 Plan administrator will determine the terms and conditions of any restricted stock award, including any vesting arrangement, which will be set forth in a restricted stock agreement to be entered into between us and each recipient. Restricted stock may be awarded for such consideration as the 2018 Plan administrator may determine, including without limitation cash, cash equivalents, full-recourse promissory notes, future services or services rendered prior to the award, without cash payment by the recipient.

Stock Appreciation Rights

Stock appreciation rights typically will provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the stock appreciation right. The exercise price of a stock appreciation right will be determined by the 2018 Plan administrator, which shall not be less than the fair market value of our common stock on the date of grant. The 2018 Plan administrator may elect to pay stock appreciation rights in cash or in common stock or in a combination of cash and common stock.

Restricted Stock Unit Awards

Stock units give recipients the right to acquire a specified number of shares of stock (or cash amount) at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the

2018 Plan administrator and as set forth in a stock unit agreement. Unlike restricted stock, the stock underlying stock units will not be issued until the stock units have vested and are settled, and recipients of stock units generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled. At the 2018 Plan administrator’s discretion, stock units may provide for the right to dividend equivalents. The 2018 Plan administrator may elect to settle vested stock units in cash or in common stock or in a combination of cash and common stock. Subject to the terms of the 2018 Plan, the 2018 Plan administrator will determine the terms and conditions of any stock unit award, which will be set forth in a stock unit agreement to be entered into between us and each recipient.

Cash-based Awards

A cash-based award is denominated in cash. The 2018 Plan administrator may grant cash-based awards in such number and upon such terms as it shall determine. Payment, if any, will be made in accordance with the terms of the award, and may be made in cash or in shares of common stock, as determined by the 2018 Plan administrator.

Performance Awards

The 2018 Plan provides that awards may be granted, issued, vested or retained based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will generally be determined by the 2018 Plan administrator.

Performance goals under the 2018 Plan will be determined by the 2018 Plan administrator, based on or related to one or more of the following performance criteria:

•	cash flow;

•	earnings per share;

•	earnings before interest, taxes and amortization;

•	return on equity;

•	total stockholder return;

•	share price performance;

•	return on capital;

•	return on assets or net assets;

•	revenue;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin or profit margin;

•	return on operating revenue;

•	return on invested capital;

•	market segment shares;

•	costs;

•	expenses;

•	initiation or completion of research activities;

•	initiation or completion of development programs;

•	other milestones with respect to research activities or development programs;

•	regulatory body approval;

•	implementation or completion of critical projects;

•	commercial milestones; or

•	other milestones with respect to the growth of the Company’s business or the development or commercialization of any product or service.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure, such as a stock split or stock dividend, the 2018 Plan administrator will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2018 Plan, the limitations regarding the total number of shares underlying awards given to an individual participant in any calendar year, the number of shares that can be issued as ISOs, the number of shares subject to outstanding awards and the exercise price under each outstanding option or stock appreciation right.

Corporate Transactions

In the event of a merger or other reorganization, outstanding awards will be subject to the agreement of merger or reorganization. Such agreement may provide for (i) the continuation of the outstanding awards by us, if we are a surviving corporation, (ii) the assumption or substitution of the outstanding awards by the surviving corporation or its parent or subsidiary, (iii) immediate vesting, exercisability and settlement of the outstanding awards followed by their cancellation (whether or not then vested or exercisable), or (iv) settlement of the intrinsic value of the outstanding awards (whether or not vested or exercisable) in cash, cash equivalents, or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award or the underlying shares) followed by cancellation of such awards (whether or not then vested or exercisable). We have no obligation to treat all awards, all awards held by a participant or all awards of the same type similarly in connection with a merger or other reorganization.

Plan Amendments and Termination

Our Board will have the authority to amend or terminate the 2018 Plan. However, in general, no amendment or termination of the 2018 Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain shareholder approval of any amendment to the 2018 Plan if required by applicable law. No ISO may be granted after the tenth anniversary of the earlier of (i) the date the 2018 Plan was adopted by our Board, and (ii) the date the plan was approved by our shareholders.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2018 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The 2018 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionee holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

Generally, there is no taxation upon the grant of a stock appreciation right where the stock appreciation right is granted with an exercise price not less than the fair market value of the underlying stock on the grant date. On exercise, the recipient of a stock appreciation right will recognize ordinary income equal to the amount of cash or the value of the shares of common stock we distribute to the recipient. If the recipient is employed by us or one of our affiliates, that income will be subject to withholding tax. The recipient’s tax basis in the shares received, if any, will be equal to their fair market value on the date of exercise of the stock appreciation right, and the recipient’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of any tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount, if any, paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Compensation of persons who are “covered employees” is subject to the tax deduction limits of Section 162(m) of the Code. Prior to the enactment of the Tax Cuts and Jobs Act (the “TCJA”) on December 22, 2017, awards that qualified as “performance-based compensation” were exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. This exception was eliminated by the TCJA. However, pending further guidance, this exception may still be available under state law allowing us to claim the full state deduction otherwise allowed for such compensation. In addition, the TCJA includes a transition rule under which the change described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, our Compensation Committee may avail itself of this transition rule.

New Plan Benefits

Our Board and Compensation Committee have not made any determination with respect to future awards under the 2018 Plan, and any allocation of such awards will be made only in accordance with the provisions of the 2018 Plan. Because awards under the 2018 Plan are subject to the discretion of the Board or Compensation Committee, as applicable, awards and benefits under the 2018 Plan for the current or any future year are not determinable. Future option exercise prices under the 2018 Plan are not determinable because they will be based upon the fair market value of our common stock on the date of grant.

In fiscal 2017, our Named Executive Officers received option grants under the 2010 Plan as set forth in this Proxy Statement in the table entitled “2017 Outstanding Equity Awards at Fiscal Year-End” under the caption “Executive Compensation and Other Information.” In fiscal 2017, certain non-employee directors received option grants under the 2010 Plan as set forth under the heading “2017 Director Compensation.”

The 2018 Plan will become effective if, and when, this Proposal 4 is approved by our shareholders. The Board approved the 2018 Plan on March 1, 2018, subject to shareholder approval of the 2018 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2017, with respect to our compensation plans under which common stock is authorized for issuance. These plans consist of the 2010 Plan and the 2013 Plan. We believe that the exercise price for all of the options granted under these plans reflect at least 100% of fair market value on the dates of grant for the options at issue.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (C)
Equity Compensation Plans Approved by Stockholders	463,600	$11.23	159,572
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	463,600	$11.23	159,572

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2018 STOCK INCENTIVE PLAN

PROPOSAL 5

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee selected Wolf & Company, P.C. as an independent registered public accounting firm to audit our financial statements for the year ending December 31, 2018, and our Board has directed that management submit the selection of our independent registered public accounting firm for ratification by our shareholders at the Annual Meeting. Wolf & Company, P.C. has acted as our independent registered public accounting firm since September 20, 2017 and audited our financial statements for the fiscal year ended December 31, 2017. Wolf & Company, P.C. served as the independent registered public accounting firm to Private Acer prior to the merger. Prior to September 20, 2017, MaloneBailey, LLP served as our independent registered public account firm.

A representative of Wolf & Company, P.C. is expected to be present at the Annual Meeting, will have an opportunity to make a statement if the representative desires but is not expected to do so, and is expected to be available to respond to appropriate questions. We do not expect a representative of MaloneBailey, LLP, our former independent registered public accounting firm, to be present at the Annual Meeting.

Neither our bylaws nor other governing documents or law require shareholder ratification of the selection of Wolf & Company, P.C. as our independent registered public accounting firm. However, we are submitting the selection of Wolf & Company, P.C. to the shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Acer and our shareholders.

Audit Fees

The following table presents (i) the aggregate fees billed to us for the fiscal years ended December 31, 2017 and 2016 by MaloneBailey, LLP, who served as our independent registered public accounting firm during the period of January 1, 2016 to September 20, 2017, and (ii) the aggregate fees billed to us for the fiscal years ended December 31, 2017 and 2016 by Wolf & Company, P.C., who was appointed as our independent registered public accounting firm on September 20, 2017.

	Years Ended December 31,
	2017		2016
	MaloneBailey	Wolf & Co.	MaloneBailey	Wolf & Co.
Audit fees(1)	$62,000	$79,000	$80,046	$—
Audit-related fees(2)	$16,000	$42,000	$5,500	$—
Tax fees(3)	$—	$—	$—	$—
All other fees	$—	$—	$—	$—

Total fees	$78,000	$121,000	$85,546	$—

(1)	Audit fees consist of fees billed for services relating to the audit of our annual financial statement and review of our quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed for providing consents for SEC registration statements such as Forms S-1, S-3, S-4 and S-8, other periodic reports and other documents filed with the SEC, or other documents issued in connection with securities offerings.

(3)	Tax fees are for services relating to tax compliance, tax advice and tax planning.

Change in Independent Registered Public Accounting Firm

On September 20, 2017, we engaged Wolf & Company, P.C., as our independent registered public accounting firm to audit our financial statements for the fiscal year ended December 31, 2017, and we dismissed MaloneBailey, LLP. Prior to the completion of the merger, Wolf & Company, P.C. served as the auditor and independent registered public accounting firm to Private Acer. The decision to change accountants was approved by the Audit Committee of our Board of Directors.

The report of MaloneBailey, LLP on our consolidated financial statements for the year ended December 31, 2016 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that our financial statements for the fiscal year ended December 31, 2016 expressed, in an explanatory paragraph, substantial doubt about our ability to continue as a going concern due to recurring losses, negative operating cash flows and an accumulated deficit.

During the years ended December 31, 2017 and 2016, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with MaloneBailey, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of MaloneBailey, LLP would have caused MaloneBailey, LLP to make reference thereto in its reports, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

During the years ended December 31, 2017 and 2016, neither we nor anyone on our behalf consulted with Wolf & Company, P.C. regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Wolf & Company, P.C. concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of Independent Auditors

The Board’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Board regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board may also pre-approve particular services on a case-by-case basis. The Audit Committee pre-approved 100% of any audit-related services, tax services or other services provided by our independent auditors during the last two fiscal years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF WOLF & COMPANY, P.C. AS OUR INDEPENDENT AUDITORS

EXECUTIVE OFFICERS

Our executive officers are elected by the Board of Directors and serve at the discretion of the Board. Our current executive officers are as follows:

Name	Age	Position
Chris Schelling	42	President, Chief Executive Officer and Director
William Andrews, M.D., FACP	53	Chief Medical Officer
Harry S. Palmin	48	Chief Financial Officer

Biographical information for our executive officers is set forth below:

Chris Schelling has served as our President and Chief Executive Officer and as a Director since the completion of the merger in September 2017. Mr. Schelling founded Private Acer in December 2013 and has served as a director since that time. From December 2013 to February 2016, he served as Private Acer’s chief operating officer, and since February 2016 has served as Private Acer’s president and chief executive officer. Mr. Schelling also founded Apanii Consulting, LLC, a pharmaceutical and biotechnology consulting company, in December 2012 and currently serves as Apanii’s chief executive officer. Prior to founding Apanii Consulting, he served as executive director of strategic marketing at BioMarin Pharmaceutical Inc., or BioMarin, a Nasdaq-listed biotechnology company, from May 2006 to October 2012. He has also held roles at Abgenix, Inc., Cell Therapeutics, Inc., Stanford Research Institute Consulting and Organon. Mr. Schelling earned a B.A. in biology from Carroll College.

William T. Andrews, M.D., FACP has served as our Chief Medical Officer since October 2017. Prior to joining Acer, Dr. Andrews provided strategic consulting services to rare disease companies from April 2016 to September 2017. Prior to that, he served Aegerion Pharmaceuticals, Inc., a biopharmaceutical company, as senior vice president, business development, from May 2014 to January 2016, and as vice president of medical affairs, from April 2012 to May 2014. He has also held roles at Santhera Pharmaceuticals, Sepracor, Inc. and ClinQuest, Inc. Prior to joining the biopharmaceutical industry over 15 years ago, Dr. Andrews practiced medicine for seven years full-time and 11 years part-time in the Boston area as a board certified internist and an attending physician at Brigham and Women’s Hospital, and was on the clinical faculty at Harvard Medical School. Dr. Andrews earned a B.A. in biology from Harvard University and a Ph.D. from Yale University School of Medicine.

Harry S. Palmin has served as our Chief Financial Officer since the completion of the merger in September 2017. From December 2013 to February 2016, Mr. Palmin served as the president, chief executive officer and a director of Private Acer, from February 2016 to September 2017 he served as Private Acer’s acting chief financial officer, and he currently serves as the chief financial officer of Private Acer. Prior to joining Private Acer, he served in a variety of roles at Novelos Therapeutics, Inc., a pharmaceutical company, including as president and director from 1998 to October 2013, chief executive officer from January 2005 to October 2013 and acting chief financial officer from 1998 to September 2005. He has also held roles at Lehman Brothers and Morgan Stanley. Mr. Palmin earned a B.A. in economics from Brandeis University and a M.A. in international economics and finance from the Brandeis University International Business School.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officer Compensation

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal year ended December 31, 2017. Our Named Executive Officers include persons who (i) served as our principal executive officer or acted in a similar capacity during 2017, (ii) were serving at fiscal year-end as our two most highly compensated executive officers, other than the principal executive officer, whose total compensation exceeded $100,000, and (iii) if applicable, up to two additional individuals for whom disclosure would have been provided as a most highly compensated executive officer, but for the fact that the individual was not serving as an executive officer at fiscal year-end.

2017 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)		All Other Compensation		Total
Chris Schelling(2)	2017	$116,667	$—	$468,791	(3)	$—		$585,458
President and Chief Executive Officer
William T. Andrews, M.D., FACP(4)	2017	$100,000	$40,000	$878,921	(3)	$—		$1,018,921
Chief Medical Officer
Harry Palmin(5)	2017	$99,167	$—	$594,151	(3)	$—		$693,318
Chief Financial Officer
Neil K. Warma(6)	2017	$301,147	$—	$—		$889,307	(7)	$1,190,454
Former President, Chief Executive Officer and Acting Chief Financial Officer (Opexa Therapeutics, Inc.)	2016	$416,625	$—	$201,846		$—		$618,471

(1)	Amounts shown in this column represent the aggregate grant date fair value of stock option awards made during 2017, calculated in accordance with ASC Topic 718. See Note 2 to our financial statements appearing in our annual report on Form 10-K for a discussion of the relevant assumptions used in calculating these amounts.

(2)	Mr. Schelling was appointed as an executive officer on September 19, 2017, the effective date of the merger. Mr. Schelling’s current base annual salary is $400,000.

(3)	Option awards were granted to Messrs. Schelling, Andrews and Palmin on October 4, 2017 with an exercise price equal to the closing market price of our common stock on The Nasdaq Capital Market. The options are time-based and vest over a four-year period, with 25% of the shares vesting on the one-year anniversary of the grant date and the remaining shares vesting quarterly over the remaining three-year period, assuming continued service. The options have a standard post-service exercise period of 90 days. The options will accelerate and become fully vested immediately prior to a Change in Control (as defined in our 2010 Stock Incentive Plan), but only to the extent that the optionee remains in service immediately prior to such Change in Control.

(4)	Dr. Andrews was appointed as an executive officer on October 2, 2017. Dr. Andrews’ current base annual salary is $400,000, and he received a signing bonus in connection with commencement of employment.

(5)	Mr. Palmin was appointed as an executive officer on September 19, 2017, the effective date of the merger. Mr. Palmin’s current base annual salary is $340,000.

(6)	Mr. Warma’s employment was terminated on September 19, 2017 in connection with the merger.

(7)	Represents severance compensation and benefits paid and payable to Mr. Warma pursuant to his employment agreement as follows: (i) 18 months of base salary in the amount of $624,937; (ii) a payment in lieu of any potential bonus in the amount of $187,481; (iii) accrued vacation pay in the amount of $30,723; and (iv) up to $46,166 for reimbursement of Mr. Warma’s COBRA expenses actually incurred during the 18-month period following the effective date of his employment termination.

Narrative Disclosure to Summary Compensation Table

Acer’s Board of Directors reviews compensation annually for all of its executive officers. Compensation awarded to Named Executive Officers in 2017 generally consisted of base salary and equity awards for options to purchase shares of Acer’s common stock. In setting executive compensation, Acer’s Board of Directors considered compensation for comparable positions in the market, the historical compensation levels of its executives, individual performance as compared to its expectations and objectives, the desire to motivate employees to achieve short- and long-term results that are in the best interests of our shareholders, and a long-term commitment to Acer. Acer does not target a specific competitive position or a specific mix of compensation among elements of compensation. Prior to the September 2017 merger with Opexa, Private Acer retained the services of Radford (which is a part of Aon Hewitt, a business unit of Aon plc) as an independent compensation consultant to (i) evaluate Private Acer’s executive compensation program and recommend a course of action for consideration in preparation for becoming a public company and (ii) assess Private Acer’s non-employee director compensation practices against a selection of peer group companies and make a recommendation relating thereto. Subsequent to closing of the merger with Opexa in September 2017, our Compensation Committee reviewed the analysis and reports prepared by Radford and provided to Private Acer and implemented certain compensation adjustments for our executives and non-employee directors. In reviewing the reports prepared by Radford for Private Acer, our Compensation Committee considered the independence of Radford pursuant to SEC rules and the corporate governance rules of The Nasdaq Stock Market and concluded that no conflict of interest exists that would prevent Radford from independently advising the Compensation Committee. During the last fiscal year, the Compensation Committee engaged in discussions without formally meeting, to build a consensus on various related matters, and all formal actions were taken by the Board of Directors.

Agreement with Former Opexa Executive Officer. Prior to the merger, Mr. Warma was employed by Opexa as President, Chief Executive Officer and Acting Chief Financial Officer pursuant to the terms of an employment agreement dated June 16, 2008. Upon effectiveness of the merger on September 19, 2017, which was deemed to be a change of control under his employment agreement, Mr. Warma’s employment was terminated. Mr. Warma’s base salary at the time of his termination was $416,625 per annum, and he was eligible to receive an annual discretionary cash bonus of up to 50% of his base salary based on the achievement of selected objectives. Pursuant to the terms of his employment agreement, he received lump sum severance compensation equal to 18 months of base salary and a payment equal to 45% of his base salary in lieu of any potential bonus. He is also entitled to receive reimbursement of COBRA expenses for an 18-month period, subject to a cap equal to Opexa’s standard contribution to employee health benefits. In addition, the vesting of Mr. Warma’s stock options accelerated in full, although all such options were under water and were cancelled in connection with the merger. Mr. Warma’s agreement also provides that for a 12-month period following his termination of employment, he will not engage or participate in any competitive business or solicit or recruit any of the Company’s employees. Mr. Warma delivered a general release and waiver of claims in favor of the Company in consideration for his severance compensation.

2017 Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards at December 31, 2017 for each of the Named Executive Officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date
Chris Schelling	0	46,000	(1)	$15.34	10-4-2027
William T. Andrews, M.D., FACP	0	100,000	(1)	$15.34	10-4-2027
Harry S. Palmin	0	67,600	(1)	$15.34	10-4-2027
Neil K. Warma	0	0		$—	—

(1)	The options are time-based and vest over a four-year period, with 25% of the shares vesting on the one-year anniversary of the grant date and the remaining shares vesting quarterly over the remaining three-year period, assuming continued service. The options have a standard post-service exercise period of 90 days. The options will accelerate and become fully vested immediately prior to a Change in Control (as defined in our 2010 Stock Incentive Plan), but only to the extent that the optionee remains in service immediately prior to such Change in Control.

Certain Relationships and Related Party Transactions

Transactions with Related Persons

Since January 1, 2017, we have engaged in no reportable transactions with our directors, executive officers, beneficial holders of more than 5% of our voting securities, and affiliates or their immediate family members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth, as of March 1, 2018, the number and percentage of outstanding shares of our common stock beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors and nominees; (c) the Named Executive Officers; and (d) all current directors and executive officers as a group. As of March 1, 2018, there were 7,497,433 shares of common stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Beneficial Ownership Table

Name and Address of Beneficial Owner(1)	Number of Shares Owned		Percentage of Class
5% Stockholders (excluding Executive Officers and Directors):
Funds affiliated with TVM Capital Life Science	2,397,309	(2)	32.0%
Bukwang Pharmaceutical Co. Ltd.	544,572	(3)	7.3%
Avego Healthcare Capital, LLC and affiliates	527,983	(4)	7.0%
Executive Officers and Directors:
Chris Schelling	1,750,000		23.3%
William T. Andrews, M.D., FACP	0		—
Harry S. Palmin	125,000		1.7%
Jason Amello	750	(5)	*
Stephen J. Aselage	34,905	(6)	*
Hubert Birner, Ph.D., MBA	0	(7)	—
John M. Dunn	21,952	(8)	*
Michelle Griffin	750	(9)	*
Luc Marengere, Ph.D.	0	(10)	—
Neil K. Warma	2,197	(11)	*
All current directors and executive officers as a group (9 persons)	1,933,357	(12)	25.7%

*	Less than 1%

(1)	Unless otherwise indicated in the footnotes, the mailing address of the beneficial owner is c/o Acer Therapeutics Inc., One Gateway Center, Suite 351 (300 Washington Street), Newton, Massachusetts 02458.

(2)

This information is based on a Schedule 13D filed with the SEC on February 16, 2018. Consisting of shares of common stock beneficially owned by certain investment funds affiliated with TVM Capital Life Science as follows: (i) 1,422,709 shares of common stock held by TVM Life Science Ventures VII L.P. (“TVM

VII”); (ii) 725,844 shares of common stock held by TVM Life Science Ventures VI GmbH & Co. KG (“TVM VI German”); and (iii) 248,756 shares of common stock held by TVM Life Science Ventures VI L.P. (“TVM VI Cayman”). With respect to the shares held by TVM VII, TVM LSV VII (GP) Ltd. (“TVM VII GP”) is the general partner of TVM VII. Luc Marengere, Mark Wanless, Gary Leatt, Hubert Birner, Stefan Fischer and Helmut Schühsler are members of the investment committee of TVM VII GP, which has voting and investment power with respect to these shares, and may be deemed to beneficially own such shares. TVM VII GP and Messrs. Birner, Fischer, Schühsler, Marengere, Wanless and Leatt each disclaim beneficial ownership of the reported securities, other than those shares which the reporting person owns of record. The address of TVM VII is 204, Rue Notre-Dame Ouest, Bureau 350, Montreal A8 H2Y 1TE, Canada. With respect to the shares held by TVM VI German, Messrs. Birner, Fischer and Schühsler are members of the investment committee of TVM Life Science Ventures Management VI L.P. (“TVM VI Management”), which is the managing limited partner of TVM VI German with voting and dispositive power over the shares held by TVM VI German, and may be deemed to beneficially own such shares. TVM VI Management and Messrs. Birner, Fischer and Schühsler each disclaim beneficial ownership of the shares held by TVM VI German, other than those shares which the reporting person owns of record. The address of TVM VI German is Ottostrasse 4, 80333 Munich, Germany. With respect to the shares held by TVM VI Cayman, Messrs. Birner, Schühsler and Fisher are members of the investment committee of TVM VI Management, which is the managing limited partner of TVM VI Cayman with voting and dispositive power over the shares held by TVM VI Cayman, and may be deemed to beneficially own such shares. TVM VI Management and Messrs. Birner, Schühsler and Fischer each disclaim beneficial ownership of the shares held by TVM VI Cayman, other than those shares which the reporting persons owns of record. The address of TVM VI Cayman is Ottostrasse 4, 80333 Munich, Germany. Drs. Birner and Marengere are members of our Board of Directors.

(3)	This information is based on confirmation provided by the shareholder of its stock ownership position. Hee-Won Yoo is the President and Chief Executive Officer of Bukwang Pharmaceutical Co. Ltd. Bukwang’s address is 7, Sangdo-ro, Dongjak-gu, Seoul 06955, Korea.

(4)	This information is based on a Schedule 13D filed with the SEC on September 28, 2017. Pursuant to the Schedule 13D, voting and investment power with respect to these shares, which are held of record directly by Avego Healthcare Capital LLC (“Avego”), may be deemed to be shared by Avego’s controlling member, Mayura Trust B (“Mayura Trust”), the trustee of Mayura Trust, Mayura One LLC (“Mayura One”), and individuals Bala Venkataraman, Yelena Epova and Christopher R. Manning. Each reporting person disclaims beneficial ownership of all securities except to the extent of such person’s pecuniary interest therein, other than those securities reported as being held directly by such person. Avego’s address is 1055B Powers Place, Alpharetta, Georgia 30009.

(5)	Represents shares of common stock underlying stock options exercisable within 60 days of March 1, 2018.

(6)	Consisting of (i) 13,905 shares of common stock; and (ii) 21,000 shares of common stock underlying stock options exercisable within 60 days of March 1, 2018.

(7)	Does not include shares of common stock beneficially owned by TVM VII LP, TVM VI or TVM VI LP, for each of which Dr. Birner serves on the investment committee. See footnote 2 above.
(8)	Consisting of (i) 5,952 shares of common stock; and (ii) 16,000 shares of common stock underlying stock options exercisable within 60 days of March 1, 2018.

(9)	Represents shares of common stock underlying stock options exercisable within 60 days of March 1, 2018.

(10)	Does not include shares of common stock beneficially owned by TVM VII LP, for which Dr. Marengere serves on the investment committee. See footnote 2 above.

(11)	Consisting of: (i) 1,748 shares of common stock; and (ii) 449 shares of common stock underlying Series M warrants. Mr. Warma’s employment terminated on September 19, 2017 in connection with the merger.

(12)	Consisting of: (i) 1,894,857 shares of common stock; and (ii) 38,500 shares of common stock underlying stock options exercisable within 60 days of March 1, 2018. Includes only current directors and executive officers serving in such capacity on the date of the table. Does not include shares of common stock which may be deemed to be beneficially owned by Drs. Birner or Marengere which are included in footnote 2 above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership. These reporting persons are required by SEC regulations to furnish us with copies of all such reports they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, we believe all of the reporting persons complied with all applicable Section 16(a) filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2017, except that one group Form 4 was filed late by funds affiliated with TVM Capital Life Science and Drs. Birner and Marengere to report the purchase of common stock by TVM Capital Life Science funds in our December 2017 underwritten public offering.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are our shareholders may be “householding” our proxy materials. If householding is in effect, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the proxy statement and annual report, please notify your broker. Shareholders who currently receive multiple copies of the proxy statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker. We will deliver a separate set of proxy materials promptly upon written or oral request from a shareholder. Please direct any such requests to Investor Relations, Acer Therapeutics Inc., One Gateway Center, Suite 351 (300 Washington Street), Newton, Massachusetts 02458, or call Investor Relations at (844) 902-6100.

OTHER BUSINESS

The Board knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the person named in the accompanying form of proxy or his or their substitutes will vote in their discretion on those matters.

By Order of the Board of Directors

Chris Schelling

President and Chief Executive Officer

April 9, 2018

Newton, Massachusetts

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE OR USE ONE OF THE VOTING METHODS DESCRIBED IN THE ATTACHED MATERIALS. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A LEGAL PROXY ISSUED IN YOUR NAME.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our proxy solicitor:

ADVANTAGE PROXY

(877) 870-8565 (toll free)

Appendix A

PLAN OF CONVERSION

OF

ACER THERAPEUTICS INC.,

A TEXAS CORPORATION

TO

ACER REINCORPORATION, INC.,

A DELAWARE CORPORATION

This Plan of Conversion (the “Plan of Conversion”) is adopted as of this [            ] day of [            ], 2018, by Acer Therapeutics Inc., a Texas corporation (the “Company”), to effect its conversion into Acer Reincorporation, Inc., a Delaware corporation (the “Converted Company”).

WHEREAS, the Company is a corporation duly organized and existing under the laws of the State of Texas;

WHEREAS, the Company’s directors deem it advisable and in the best interest of the Company and its shareholders to convert to a corporation duly organized and existing under the laws of the State of Delaware (the “Conversion”), pursuant to the terms, provisions and conditions set forth in this Plan of Conversion and in accordance with Sections 10.101 and 10.103 of the Texas Business Organizations Code (the “TBOC”) and Section 265 of the Delaware General Corporation Law (the “DGCL”); and

WHEREAS, the Company’s board of directors has authorized, approved and adopted the form, terms and provisions of this Plan of Conversion and submitted this Plan of Conversion to the Company’s shareholders for approval, and the Company’s shareholders have approved this Plan of Conversion.

NOW THEREFORE, in consideration of the foregoing, the conversion will take place pursuant to the following terms and conditions:

1. Conversion; Effect of Conversion.

a. At the Effective Time (as hereinafter defined), the Company will be converted into the Converted Company, pursuant to, and in accordance with, Sections 10.101 and 10.103 of the TBOC, and Section 265 of the DGCL, whereupon the previous organizational form of the Company will cease, and the Company will continue its existence in the organizational form of the Converted Company, which will be subject to the laws of the State of Delaware.

b. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, the Converted Company shall, for all purposes of the laws of the State of Texas and the State of Delaware, be deemed to be the same entity as the Company. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Company, and all property, real, personal and mixed, and all debts due to the Company, as well as all other things and causes of action belonging to the Company, shall remain vested in the Converted Company and shall be the property of Converted Company and the title to any real property vested by deed or otherwise in the Company shall not revert or be in any way impaired by reason of the Conversion; but all rights of creditors and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall remain attached to the Converted Company at the Effective Time, and may be enforced against the Converted Company to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Converted Company in its capacity as a corporation of the State of Delaware. The rights, privileges, powers and interests in property of the Company, as well as the debts, liabilities and duties of the Company, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Converted Company at the Effective Time for any purpose of the laws of the State of Delaware.

c. The Company shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Conversion shall not be deemed to constitute a dissolution of the Company and shall constitute a continuation of the existence of the Company in the form of a Delaware corporation. The Converted Company is the same entity as the Company. The Conversion shall not be deemed to affect any obligations or liabilities of the Company incurred prior to the Conversion or the personal liability of any person incurred prior to the Conversion.

d. At the Effective Time, the name of the Converted Company shall be: Acer Reincorporation, Inc.

e. The Company intends for the Conversion to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, as amended.

2. Filings. As promptly as practicable following the date hereof, the Company shall cause the Conversion to be effective by:

a. executing and filing (or causing to be executed and filed) a Certificate of Conversion pursuant to Section 10.154 of the TBOC substantially in the form set forth on Exhibit A hereto with the Secretary of State of the State of Texas;

b. executing and filing (or causing to be executed and filed) a Certificate of Conversion pursuant to Section 265 of the DGCL substantially in the form set forth on Exhibit B hereto (the “Delaware Certificate of Conversion”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”); and

c. executing, acknowledging and filing (or causing to be executed, acknowledged and filed) a Certificate of Incorporation of Acer Reincorporation, Inc. substantially in the form set forth on Exhibit C hereto (the “Delaware Charter”) with the Delaware Secretary of State.

3. Effective Time. The Conversion shall become effective upon the filing with the Delaware Secretary of State of the Delaware Certificate of Conversion (the time of the effectiveness of the Conversion, the “Effective Time”).

4. Conversion of Shares of Common Stock. At the Effective Time, each share of common stock in the Company, par value $0.01 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically, by virtue of the Conversion and without any further action on the part of the Company or any other person or entity, be converted into one share of the Converted Company, par value $0.0001 per share (the “Converted Company Common Stock”).

5. Effect of Conversion on Outstanding Stock Options, Warrants and Other Rights to Acquire Shares of Common Stock. At the Effective Time, each option, warrant and other right to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically, by virtue of the Conversion and without any further action on the part of the Company or any other person or entity, be converted into an equivalent option, warrant or other right to acquire, as applicable, upon the same terms and conditions (including the exercise price per share applicable to each such option, warrant or other right to acquire) as were in effect immediately prior to the Effective Time, the same number of shares of Converted Company Common Stock.

6. Effect of Conversion on Stock Certificates. At the Effective Time, all of the outstanding certificates that immediately prior to the Effective Time represented shares of Company Common Stock immediately prior to the Effective Time shall automatically, by virtue of the Conversion and without any further action on the part of the Company or any other person or entity, be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Converted Company Common Stock into which the shares represented by such certificates have been converted as provided herein. The registered owner on the books and records of the Converted Company or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Converted Company or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of the Converted Company evidenced by such outstanding certificate as provided above.

7. Effect of Conversion on Employee Benefit, Incentive Compensation or Other Similar Plans. At the Effective Time, each employee benefit plan, incentive compensation plan or other similar plan to which the Company is a party shall automatically, by virtue of the Conversion and without any further action on the part of the Company or any other person or entity, continue to be a plan of the Converted Company. To the extent that any such plan provides for the issuance of Company Common Stock, at the Effective Time, such plan shall be deemed to provide for the issuance of Converted Company Common Stock. A number of shares of Converted Company Common Stock shall be reserved for issuance under such plan or plans equal to the number of shares of Company Common Stock so reserved immediately prior to the Effective Time.

8. Filings, Licenses, Permits, Titled Property, Etc. As necessary, following the Effective Time, the Converted Company shall apply for new qualifications to conduct business (including as a foreign corporation), licenses, permits and similar authorizations on its behalf and in its own name in connection with the Conversion and to reflect the fact that it is a corporation duly formed and validly existing under the laws of the State of Delaware. As required or appropriate, following the Effective Time, all real, personal or intangible property of the Company which was titled or registered in the name of the Company shall be re-titled or re-registered, as applicable, in the name of the Converted Company by appropriate filings or notices to the appropriate party (including, without limitation, any applicable governmental agencies).

9. Further Assurances. If, at any time after the Effective Time, the Converted Company shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan of Conversion, (a) to vest, perfect or confirm, of record or otherwise, in the Converted Company its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company, or (b) to otherwise carry out the purposes of this Plan of Conversion, the Converted Company, its officers and directors and the designees of its officers and directors, are hereby authorized to solicit in the name of the Converted Company any third-party consents or other documents required to be delivered by any third-party, to execute and deliver, in the name and on behalf of the Converted Company all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Converted Company, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company and otherwise to carry out the purposes of this Plan of Conversion.

10. Effect of Conversion on Directors and Officers. The members of the board of directors and the officers of the Company immediately prior to the Effective Time shall continue in office following the Effective Time as the directors and officers of the Converted Company, respectively, until the expiration of their respective terms of office and until their successors have been duly elected and have qualified, or until their earlier death, resignation or removal. After the Effective Time, the Converted Company and its board of directors shall take any necessary actions to cause each of such individuals to be appointed or to confirm such appointments.

11. Delaware Bylaws. At the Effective Time, the Bylaws of the Converted Company (the “Delaware Bylaws”), a copy of which are attached hereto as Exhibit D, shall govern the Converted Company until amended in accordance with the Delaware Bylaws, the Delaware Charter or applicable law.

12. Delaware Indemnification Agreements. As promptly as practicable following the Effective Time, the Converted Company shall enter into an Indemnification Agreement substantially in the form set forth on Exhibit E hereto with each member of the board of directors of the Converted Company and each officer of the Converted Company.

13. Office. From and after the Effective Time, the Company’s principal office shall be the same as that of the Company’s principal office, which is as follows: One Gateway Center, Suite 351 (300 Washington St.), Newton, Massachusetts 02458.

14. Registered Office and Agent. From and after the Effective Time, the Converted Company’s initial registered agent and registered office shall be: The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

15. Shareholder Approval. This Plan of Conversion was recommended by the Company’s directors and submitted to and approved by the Company’s shareholders as required by the Company’s Restated Certificate of Formation, as amended, and Amended and Restated Bylaws, as amended, and in accordance with the TBOC. All required documents shall be executed, filed and recorded and all required acts shall be done to accomplish the Conversion contemplated hereby required by law.

16. Implementation and Interpretation. This Plan of Conversion shall be implemented and interpreted, prior to the Effective Time, by the board of directors of the Company and, upon the Effective Time, by the board of directors of the Converted Company, (a) each of which shall have full power and authority to delegate and assign any matters covered hereunder to any other party(ies), including, without limitation, any officers of the Company or the Converted Company, as the case may be, and (b) the interpretations and decisions of which shall be final, binding and conclusive on all parties.

17. Termination; Abandonment. At any time prior to the Effective Time, the consummation of the Conversion may be deferred for a reasonable period of time if, in the opinion of the board of directors of the Company, such action would be in the best interest of the Company and its shareholders. This Plan of Conversion may be terminated and/or the Conversion abandoned at any time prior to the Effective Time by the action of the board of directors of the Company, notwithstanding the approval of this Plan of Conversion by the shareholders of the Company. In the event of termination of this Plan of Conversion and/or abandonment of the Conversion, then this Plan of Conversion shall become void and of no further force and effect without liability on the part of any party hereto or their respective officers and agents.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Plan of Conversion to be duly executed effective as of the date and year first written above.

ACER THERAPEUTICS INC., a Texas corporation

By:
Name: Chris Schelling
Title: President and Chief Executive Officer

Exhibit A

Texas Certificate of Conversion

[Texas Certificate of Conversion in the form of Appendix B to this Proxy Statement attached.]

Exhibit B

Delaware Certificate of Conversion

[Delaware Certificate of Conversion in the form of Appendix C to this Proxy Statement attached.]

Exhibit C

Delaware Charter

[Delaware Charter in the form of Appendix D to this Proxy Statement attached.]

Exhibit D

Delaware Bylaws

[Delaware Bylaws in the form of Appendix E to this Proxy Statement attached.]

Exhibit E

Delaware Indemnification Agreement

[Delaware Indemnification Agreement in the form of Appendix F to this Proxy Statement attached.]

Appendix B

CERTIFICATE OF CONVERSION

OF

A TEXAS CORPORATION

TO

A DELAWARE CORPORATION

(In compliance with Section 10.154 of the

Business Organizations Code of the State of Texas)

Converting Entity Information

1.	The name of the converting entity is Acer Therapeutics Inc.

2.	The organizational form of the converting entity is a corporation.

3.	The jurisdiction of formation of the converting entity is the State of Texas.

Converted Entity Information

4.	The name of the converted entity will be Acer Reincorporation, Inc.

5.	The organizational form of the converted entity will be a corporation.

6.	The jurisdiction of formation of the converted entity will be Delaware.

Plan of Conversion

7.	A signed plan of conversion is on file at the principal place of business of the converting entity. The address of the principal place of business of the converting entity is One Gateway Center, Suite 351 (300 Washington St.), Newton, Massachusetts 02458.

8.	A signed plan of conversion will be on file after the conversion at the principal place of business of the converted entity. The address of the principal place of business of the converted entity will be One Gateway Center, Suite 351 (300 Washington St.), Newton, Massachusetts 02458.

9.	A copy of the plan of conversion will be furnished on written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or shareholder of the converting or converted entity.

Approval of the Plan of Conversion

10.	The plan of conversion has been approved as required by the law of the jurisdiction of formation and the governing documents of the converting entity.

Effectiveness of Filing

11.	This Certificate becomes effective upon filing.

Tax Certificate

12.	In lieu of providing the Certificate of Account Status to Terminate from the Texas Comptroller, the converted entity will assume all liability for the payment of any franchise and/or sales taxes.

B-1

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and the person signing is authorized under the provisions of the Business Organizations Code of the State of Texas to execute the filing instrument.

Date:	[ ], 2018

ACER THERAPEUTICS INC.

By:
Name: Chris Schelling
Title: President and Chief Executive Officer

B-2

Appendix C

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A NON-DELAWARE CORPORATION

TO A DELAWARE CORPORATION

PURSUANT TO SECTION 265 OF THE

DELAWARE GENERAL CORPORATION LAW

1.	The jurisdiction where the Non-Delaware Corporation first formed is the State of Texas.

2.	The jurisdiction of the Non-Delaware Corporation immediately prior to filing this Certificate is the State of Texas.

3.	The date the Non-Delaware Corporation first formed is March 15, 1991.

4.	The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Acer Therapeutics Inc.

5.	The name of the Corporation as set forth in the Certificate of Incorporation is Acer Reincorporation, Inc.

[Signature Page Follows]

C-1

IN WITNESS WHEREOF, the undersigned, being duly authorized to sign on behalf of the converting Non-Delaware Corporation, has executed this Certificate on [                    ], 2018.

ACER THERAPEUTICS INC., a Texas corporation

By:
Name: Chris Schelling
Title: President and Chief Executive Officer

C-2

Appendix D

CERTIFICATE OF INCORPORATION

OF

ACER REINCORPORATION, INC.

ARTICLE I

The name of the corporation is Acer Reincorporation, Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV

A. Classes of Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is One Hundred Sixty Million (160,000,000) shares, of which One Hundred Fifty Million (150,000,000) shares shall be Common Stock, $0.0001 par value per share (the “Common Stock”), and of which Ten Million (10,000,000) shares shall be Preferred Stock, $0.0001 par value per share (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of the Corporation (the “Board of Directors”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in the certificate of incorporation of the Corporation, the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the Common Stock and the Preferred Stock so entitled to vote, voting together as a single class.

B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, as determined by the Board of Directors. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. Common Stock.

1. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

2. Voting Rights. Except as otherwise required by law or the certificate of incorporation of the Corporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

3. Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

4. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or the certificate of incorporation of the Corporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

ARTICLE V

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A. The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, by the vote of at least a majority of the directors of the Corporation then in office. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or the certificate of incorporation of the Corporation, the bylaws may also be adopted, amended or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares of the capital stock of the Corporation entitled to vote in the election of directors, voting as one class; provided, however, that the affirmative vote of the holders representing only a majority of the voting power of the shares of the capital stock of the Corporation entitled to vote in the election of directors, voting as one class, shall be required if such adoption, amendment or repeal of the bylaws has been previously approved by the affirmative vote of at least two-thirds (2/3) of the directors of the Corporation then in office.

B. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

C. The books of the Corporation may be kept at such place within or without the State of Delaware as the bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors.

ARTICLE VI

A. The business and affairs of the Corporation shall be managed by a Board of Directors. The authorized number of directors of the Corporation shall be fixed in the manner provided in the bylaws of the Corporation. Other than for those directors elected by the holders of any series of Preferred Stock, which shall be as provided for or fixed pursuant to the provisions of Article IV, Paragraph B hereof, each director shall serve until his or her successor shall be duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Directors chosen pursuant to any of the foregoing provisions shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, or by the certificate of incorporation or the bylaws of the corporation, may exercise the powers of the full Board of Directors until the vacancy is filled.

ARTICLE VII

A. No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

B. Special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation or by a resolution adopted by the affirmative vote of a majority of the Board of Directors, and any power of stockholders to call a special meeting of stockholders is specifically denied.

C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the bylaws of the Corporation.

D. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII, Paragraph D.

ARTICLE VIII

A. Limitation on Liability. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended (including, but not limited to Section 102(b)(7) of the DGCL), a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

B. Indemnification. Each person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified and advanced expenses by the Corporation, in accordance with the bylaws of the Corporation, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or any other applicable laws as presently or hereinafter in effect. The right to indemnification and advancement of expenses hereunder shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the certificate of incorporation or bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

C. Insurance. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

D. Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

ARTICLE IX

The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article IX, Paragraph A of Article V, or Articles VI, VII or VIII.

ARTICLE X

The name and mailing address of the incorporator are as follows:

Chris Schelling

One Gateway Center, Suite 351

(300 Washington Street)

Newton, MA 02458

Executed on [ ], 2018.

Chris Schelling, Incorporator

Appendix E

BYLAWS

OF

ACER REINCORPORATION, INC.

(a Delaware corporation)

ARTICLE 5 Notices	E-9

E-i

E-ii

BYLAWS

OF

ACER REINCORPORATION, INC.

(a Delaware corporation)

ARTICLE 1

Offices

1.1 Registered Office. The registered office of the corporation shall be set forth in the certificate of incorporation of the corporation.

1.2 Other Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors of the corporation (the “Board of Directors”) may from time to time designate, or the business of the corporation may require.

ARTICLE 2

Meeting of Stockholders

2.1 Place of Meeting. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in these bylaws, or, if not so designated, at the principal executive offices of the corporation. The Board of Directors may, in its sole discretion, (a) determine that a meeting of stockholders shall not be held at any place, but may instead be held solely, or (b) permit participation by stockholders at such meeting, by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).

2.2 Annual Meeting. Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each such annual meeting, the stockholders shall elect the number of directors equal to the number of directors of the class whose term expires at such meeting (or, if fewer, the number of directors properly nominated and qualified for election) to hold office until the third succeeding annual meeting of stockholders after their election. The stockholders shall also transact such other business as may properly be brought before the meeting.

To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of record. A motion related to business proposed to be brought before any stockholders’ meeting may be made by any stockholder entitled to vote if the business proposed is otherwise proper to be brought before the meeting. However, any such stockholder may propose business to be brought before a meeting only if such stockholder has given timely notice to the Secretary of the corporation in proper written form of the stockholder’s intent to propose such business. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For the purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class, series and number of shares of the corporation that are owned beneficially and of record by the stockholder and such beneficial owner; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “1934 Act”) in such stockholder’s capacity as a proponent of a stockholder proposal.

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

The Chairman of the Board (or such other person presiding at the meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2.3 Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, by the Secretary only at the request of the Chairman of the Board, the Chief Executive Officer or by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

2.4 Notice of Meetings. Except as otherwise provided by law or these bylaws, written notice of each meeting of stockholders, annual or special, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

2.5 List of Stockholders. The officer in charge of the stock ledger of the corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting.

2.6 Organization and Conduct of Business. The Chairman of the Board or, in his or her absence, the Chief Executive Officer or President of the corporation or, in their absence, such person as the Board of Directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

2.7 Quorum. Except where otherwise provided by law or the certificate of incorporation of the corporation or these bylaws, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

2.8 Adjournments. If a quorum is not present or represented at any meeting of stockholders, a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or by any officer entitled to preside at such meeting, shall be entitled to adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

2.9 Voting Rights. Unless otherwise provided in the certificate of incorporation of the corporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.

2.10 Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the capital stock and entitled to vote present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of an applicable statute or of the certificate of incorporation of the corporation or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

2.11 Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any other action to which the record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

2.12 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Subject to the limitation set forth in the last clause of the first sentence of this Section 2.12, a duly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (b) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted.

2.13 Inspectors of Election. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

ARTICLE 3

Directors

3.1 Number, Election, Tenure and Qualifications. The number of directors that shall constitute the entire Board of Directors shall be fixed from time to time by resolution adopted by a majority of the directors of the corporation then in office. No decrease in the number of authorized directors shall have the effect of removing any director before that director’s term of office expires.

At each annual meeting of the stockholders, directors shall be elected for directors whose terms are then expiring, except as otherwise provided in Section 3.2, and each director so elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity.

Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the Board of Directors must be (a) made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) made by any stockholder of record of the corporation entitled to vote for the election of directors at the applicable meeting who complies with the notice procedures set forth in this Section 3.2. Directors need not be stockholders. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation (i) in the case of an annual meeting of stockholders, not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder and (v) the nominee’s written consent to serve, if elected, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the stockholder, and (iii) a description of all arrangements or understandings between such stockholder and each person the stockholder proposes for election or re-election as a director pursuant to which such proposed nomination is being made. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

In connection with any annual meeting of the stockholders (or, if and as applicable, any special meeting of the stockholders), the Chairman of the Board (or such other person presiding at such meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

3.2 Enlargement and Vacancies. Except as otherwise provided by the certificate of incorporation, subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Directors chosen pursuant to any of the foregoing provisions shall hold office until the next annual election at which the term of the class to which he or she has been elected expires and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, or by the certificate of incorporation or the bylaws of the corporation, may exercise the powers of the full Board of Directors until the vacancy is filled.

3.3 Resignation and Removal. Any director may resign at any time upon written notice to the corporation at its principal place of business addressed to the attention of the Chief Executive Officer, the Secretary, the Chairman of the Board or the Chairman of the Nominating and Corporate Governance Committee of the Board of Directors, who shall in turn notify the full Board of Directors (although failure to provide such notification to the full Board of Directors shall not impact the effectiveness of such resignation). Such resignation shall be effective upon receipt of such notice by one of the individuals designated above unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Any director or the entire Board of Directors may be removed, but only for cause, by the holders of a majority of the voting power of the capital stock issued and outstanding then entitled to vote at an election of directors.

3.4 Powers. The business of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation of the corporation or by these bylaws directed or required to be exercised or done by the stockholders.

3.5 Chairman of the Board. The directors shall elect a Chairman of the Board and may elect a Vice Chair of the Board, each to hold such office until their successor is elected and qualified or until their earlier resignation or removal. In the absence or disability of the Chairman of the Board, the Vice Chair of the Board, if one has been elected, or another director designated by the Board of Directors, shall perform the duties and exercise the powers of the Chairman of the Board. The Chairman of the Board of the corporation shall if present preside at all meetings of the stockholders and the Board of Directors and shall have such other duties as may be vested in the Chairman of the Board by the Board of Directors. The Vice Chair of the Board of the corporation shall have such duties as may be vested in the Vice Chair of the Board by the Board of Directors.

3.6 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

3.7 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as may be determined from time to time by the Board of Directors; provided, however, that any director who is absent when such a determination is made shall be given prompt notice of such determination.

3.8 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or by the written request of a majority of the directors then in office. Notice of the time and place, if any, of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or commercial delivery service, facsimile transmission, or by electronic mail or other electronic means, charges prepaid, sent to such director’s business or home address as they appear upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of holding of the meeting. In case such notice is delivered personally or by telephone or by commercial delivery service, facsimile transmission, or electronic mail or other electronic means, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

3.9 Quorum, Action at Meeting, Adjournments. At all meetings of the Board of Directors, a majority of directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, as it presently exists or may hereafter be amended, or by the bylaws of the corporation. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.10 Action Without Meeting. Unless otherwise restricted by the certificate of incorporation of the corporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

3.11 Telephone Meetings. Unless otherwise restricted by the certificate of incorporation of the corporation or these bylaws, any member of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of any committee, as the case may be, by means of conference telephone or by any form of communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.12 Committees. The Board of Directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the lawfully delegated powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and make such reports to the Board of Directors as the Board of Directors may request or the charter of such committee may then require. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the conduct of its business by the Board of Directors.

3.13 Fees and Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors.

ARTICLE 4

Officers

4.1 Officers Designated. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The Board of Directors may also choose a Treasurer, one or more Vice Presidents, and one or more assistant Secretaries or assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation of the corporation or these bylaws otherwise provide.

4.2 Election. The Board of Directors shall choose a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. Other officers may be appointed by the Board of Directors or may be appointed by the Chief Executive Officer pursuant to a delegation of authority from the Board of Directors.

4.3 Tenure. Each officer of the corporation shall hold office until such officer’s successor is appointed and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation, removal or incapacity. Any officer appointed by the Board of Directors or by the Chief Executive Officer may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors or a committee duly authorized to do so. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors, at its discretion. Any officer may resign by delivering such officer’s written resignation to the corporation at its principal place of business to the attention of the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

4.4 The Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, in the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

4.5 The President. The President shall, in the event there is no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her disability, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed for such person by the Board of Directors, the Chief Executive Officer or these bylaws.

4.6 The Vice President. The Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his or her disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board of Directors, the Chief Executive Officer, the President or these bylaws.

4.7 The Secretary. The Secretary shall attend all meetings of the Board of Directors and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, under whose supervision he or she shall act. The Secretary shall sign such instruments on behalf of the corporation as the Secretary may be authorized to sign by the Board of Directors or by law and shall countersign, attest and affix the corporate seal to all certificates and instruments where such countersigning or such sealing and attesting are necessary to their true and proper execution. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

4.8 The Assistant Secretary. The Assistant Secretary, or if there be more than one, any Assistant Secretaries in the order designated by the Board of Directors (or in the absence of any designation, in the order of their election) shall assist the Secretary in the performance of his or her duties and, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

4.9 The Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer in charge of the general accounting books, accounting and cost records and forms. The Chief Financial Officer may also serve as the principal accounting officer and shall perform such other duties and have other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.

4.10 The Treasurer and Assistant Treasurers. The Treasurer (if one is appointed) shall have such duties as may be specified by the Chief Financial Officer to assist the Chief Financial Officer in the performance of his or her duties and to perform such other duties and have other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer. It shall be the duty of any Assistant Treasurers to assist the Treasurer in the performance of his or her duties and to perform such other duties and have other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.

4.11 Bond. If required by the Board of Directors, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including without limitation a bond for the faithful performance of the duties of such officer’s office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or under such officer’s control and belonging to the corporation.

4.12 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE 5

Notices

5.1 Delivery. Whenever, under the provisions of law, or of the certificate of incorporation of the corporation or these bylaws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at such person’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to a nationally recognized courier service. Unless written notice by mail is required by law, written notice may also be given by commercial delivery service, facsimile transmission, electronic means or similar means addressed to such director or stockholder at such person’s address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it is actually given.

5.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation of the corporation or of these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE 6

Indemnification and Insurance

6.1 Indemnification of Officers and Directors. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation (or any predecessor), or is or was serving at the request of the corporation (or any predecessor) as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan sponsored or maintained by the corporation, or other enterprise (or any predecessors of such entities) (hereinafter an “Indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, including, but not limited to, Section 102(b)(7) of the DGCL (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith. Each person who is or was serving as a director, officer, employee or agent of a subsidiary of the corporation shall be deemed to be serving, or have served, at the request of the corporation. The right to indemnification conferred in this Section 6.1 shall be a contract right.

Any indemnification (but not advancement of expenses) under this Article 6 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of the directors who are not or were not parties to the proceeding in respect of which indemnification is being sought by Indemnitee (the “Disinterested Directors”), even though less than a quorum, (b) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (c) if there are no such Disinterested Directors, or if the Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (d) by the stockholders.

6.2 Indemnification of Others. This Article 6 does not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than those persons identified in Section 6.1 when and as authorized by the Board or by the action of a committee of the Board or designated officers of the corporation established by or designated in resolutions approved by the Board; provided, however, that the payment of expenses incurred by such a person in advance of the final disposition of the proceeding shall be made only upon receipt by the corporation of a written undertaking by such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article 6 or otherwise.

6.3 Advance Payment. The right to indemnification under this Article 6 shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within thirty (30) days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section 6.1 or otherwise.

Notwithstanding the foregoing, unless such right is acquired other than pursuant to this Article 6, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board of Directors by a majority vote of the Disinterested Directors, even though less than a quorum, or (b) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (c) if there are no Disinterested Directors or the Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

6.4 Right of Indemnitee to Bring Suit. If a claim for indemnification (following final disposition of such proceeding) or advancement of expenses under this Article 6 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the corporation.

6.5 Non-Exclusivity and Survival of Rights; Amendments. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 6 shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation of the corporation, bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article 6 shall not in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

6.6 Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

6.7 Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the corporation shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article 6 in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article 6 shall apply to claims made against an Indemnitee arising out of acts or omissions that occurred or occur both prior and subsequent to the adoption hereof.

6.8 Severability. If any word, clause, provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE 7

Capital Stock

7.1 Certificates for Shares. The shares of the corporation shall be (i) represented by certificates or (ii) uncertificated and evidenced by a book-entry system maintained by or through the corporation’s transfer agent or registrar. Certificates shall be signed by, or in the name of the corporation by, the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send or cause to be sent to the registered owner thereof a written notice containing the information required by the DGCL or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.2 Signatures on Certificates. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.3 Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and proper evidence of compliance of other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions to rightful transfer from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

7.4 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.5 Lost, Stolen or Destroyed Certificates. The corporation may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and on such terms and conditions as the corporation may require. When authorizing the issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, to indemnify the corporation in such manner as it may require, and/or to give the corporation a bond or other adequate security in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 8

General Provisions

8.1 Dividends. Dividends upon the capital stock of the corporation, subject to any restrictions contained in the DGCL or the provisions of the certificate of incorporation of the corporation, if any, may be declared by the Board of Directors at any regular or special meeting or by unanimous written consent. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the certificate of incorporation of the corporation.

8.2 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

8.3 Corporate Seal. The Board of Directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware.”

The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board of Directors.

8.4 Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.5 Representation of Shares of Other Corporations. The Chief Executive Officer, the President or any Vice President, the Chief Financial Officer or the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the corporation is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any corporation or corporations or similar ownership interests of other business entities standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares or similar ownership interests held by the corporation in any other corporation or corporations or other business entities may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

ARTICLE 9

Amendments

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors pursuant to the applicable provisions of the certificate of incorporation of the corporation at (a) any regular meeting of the stockholders or of the Board of Directors or (b) any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting.

CERTIFICATE OF SECRETARY

I, the undersigned, hereby certify:

(i)	That I am a duly elected, acting and qualified Secretary of Acer Reincorporation, Inc., a Delaware corporation; and

(ii)	That the foregoing Bylaws, comprising 17 pages, constitute the Bylaws of such corporation as duly adopted by the board of directors of such corporation on [ ], 2018, which Bylaws became effective [ ], 2018.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of the [        ] day of [                ], 2018.

Harry Palmin, Secretary

Appendix F

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”), dated as of [                        , 20        ], between Acer Therapeutics Inc., a Delaware corporation (the “Corporation”), and [                            ] (“Indemnitee”),

W I T N E S S E T H:

WHEREAS, Indemnitee is either a member of the board of directors of the Corporation (the “Board of Directors”) or an officer of the Corporation, or both, and in such capacity or capacities, or otherwise as an Agent (as hereinafter defined) of the Corporation, is performing a valuable service for the Corporation; and

WHEREAS, the Corporation is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations or other business entities unless they are protected by comprehensive indemnification and liability insurance, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and because the exposure frequently bears no reasonable relationship to the compensation of such directors and officers; and

WHEREAS, the Board of Directors of the Corporation has concluded that, to retain and attract talented and experienced individuals to serve or continue to serve as officers or directors of the Corporation or as an Agent, and to encourage such individuals to take the business risks necessary for the success of the Corporation, it is necessary for the Corporation contractually to indemnify directors, officers and Agents and to assume for itself to the fullest extent permitted by law expenses and damages in connection with claims against such officers, directors and Agents in connection with their service to the Corporation; and

WHEREAS, Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), under which the Corporation is organized, empowers the Corporation to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Corporation, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by the DGCL is not exclusive; and

WHEREAS, the Corporation desires and has requested the Indemnitee to serve or continue to serve as a director, officer or Agent of the Corporation free from undue concern for claims for damages arising out of or related to such services to the Corporation; and

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that he or she be indemnified as herein provided; and

WHEREAS, it is intended that Indemnitee shall be paid promptly by the Corporation all amounts necessary to effectuate in full the indemnity provided herein; and

WHEREAS, certain defined terms are set forth in Section 17 below:

NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, and of Indemnitee serving or continuing to serve the Corporation as an Agent and intending to be legally bound hereby, the parties hereto agree as follows:

1. Services by Indemnitee. Indemnitee agrees to serve or continue to serve (a) as a director or an officer of the Corporation, or both, so long as Indemnitee is duly appointed or elected and qualified, and until such time as Indemnitee resigns or fails to stand for election or is removed from Indemnitee’s position in each case in accordance with the applicable provisions of the Certificate of Incorporation and Bylaws of the Corporation, or (b) otherwise as an Agent of the Corporation. Indemnitee may from time to time also perform other services at the request or for the convenience of, or otherwise benefiting the Corporation or any subsidiary of the

Corporation. Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position.

2. Indemnification of Indemnitee. Subject to the limitations set forth herein and particularly in Section 6 hereof, the Corporation hereby agrees to indemnify Indemnitee as follows:

(a) The Corporation shall, with respect to any Proceeding (as hereinafter defined), indemnify Indemnitee to the fullest extent permitted by applicable law or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide before such amendment). The right to indemnification conferred herein shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Corporation as an Agent and shall be enforceable as a contract right. Without in any way diminishing the scope of the indemnification provided by this Section 2(a), the rights of indemnification of Indemnitee shall include but shall not be limited to those rights hereinafter set forth.

(b) The Corporation shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that Indemnitee is or was an Agent of the Corporation, or any subsidiary of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as an Agent of another corporation, partnership, joint venture, trust or other enterprise, against Expenses (as hereinafter defined) or Liabilities (as hereinafter defined), actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(c) The Corporation shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation or any subsidiary of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was an Agent of the Corporation, or any subsidiary of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as an Agent of another corporation, partnership, joint venture, trust or other enterprise, against Expenses and, to the fullest extent permitted by law, Liabilities if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

3. Advancement of Expenses. All reasonable Expenses incurred by or on behalf of Indemnitee (including costs of enforcement of this Agreement) shall be advanced from time to time by the Corporation to Indemnitee within thirty (30) days after the receipt by the Corporation of a written request for an advance of Expenses, whether prior to or after final disposition of a Proceeding (except to the extent that there has been a Final Adverse Determination (as hereinafter defined) that Indemnitee is not entitled to be indemnified for such Expenses), including without limitation any Proceeding brought by or in the right of the Corporation. The written request for an advancement of any and all Expenses under this paragraph shall contain reasonable detail of the Expenses incurred by Indemnitee. In the event that such written request shall be accompanied by an affidavit of counsel to Indemnitee to the effect that such counsel has reviewed such Expenses and that such Expenses are reasonable in such counsel’s view, then such expenses shall be deemed reasonable in the absence of clear and convincing evidence to the contrary. By execution of this Agreement, Indemnitee shall be deemed to have made whatever undertaking as may be required by law at the time of any advancement of Expenses with respect to repayment to the Corporation of such Expenses. In the event that the Corporation shall breach its obligation to advance Expenses under this Section 3, the parties hereto agree that Indemnitee’s remedies available at law would not be adequate and that Indemnitee would be entitled to specific performance.

4. Presumptions and Effect of Certain Proceedings. Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent shall not affect this presumption or, except as determined by a judgment or other final adjudication adverse to Indemnitee, establish a presumption with regard to any factual matter relevant to determining Indemnitee’s rights to indemnification hereunder. If the person or persons so empowered to make a determination pursuant to Section 5 hereof shall have failed to make the requested determination within the period provided for in Section 5 hereof, a determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

5. Procedure for Determination of Entitlement to Indemnification.

(a) Whenever Indemnitee believes that Indemnitee is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Corporation. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee for the determination of entitlement to indemnification. In any event, Indemnitee shall submit Indemnitee’s claim for indemnification within a reasonable time, not to exceed five (5) years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or final determination, whichever is the later date for which Indemnitee requests indemnification. The Secretary or other appropriate officer shall, promptly upon receipt of Indemnitee’s request for indemnification, advise the Board of Directors in writing that Indemnitee has made such request. Determination of Indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after the Corporation’s receipt of Indemnitee’s written request for such indemnification, provided that any request for indemnification for Liabilities, other than amounts paid in settlement, shall have been made after a determination thereof in a Proceeding. If it is so determined that the Indemnitee is entitled to indemnification, and Indemnitee has already paid the Liabilities, reimbursement to the Indemnitee shall be made within ten (10) days after such determination; otherwise, the Corporation shall pay the Liabilities on behalf of the Indemnitee if and when the Indemnitee becomes legally obligated to make payment.

(b) The Corporation shall be entitled to select the forum in which Indemnitee’s entitlement to indemnification will be heard; provided, however, that if there is a Change in Control of the Corporation, Independent Legal Counsel (as hereinafter defined) shall determine whether Indemnitee is entitled to indemnification. The forum shall be any one of the following:

(i) a majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum;

(ii) by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, even though less than a quorum;

(iii) Independent Legal Counsel, whose determination shall be made in a written opinion; or

(iv) the stockholders of the Corporation.

6. Specific Limitations on Indemnification. Notwithstanding anything in this Agreement to the contrary, the Corporation shall not be obligated under this Agreement to make any payment to Indemnitee with respect to any Proceeding (and Indemnitee hereby waives and relinquishes any right under this Agreement, the Certificate of Incorporation, the Bylaws or otherwise to be indemnified and held harmless or to receive any advancement of Expenses):

(a) To the extent that payment is actually made to Indemnitee under any insurance policy, or is made to Indemnitee by the Corporation or an affiliate otherwise than pursuant to this Agreement. Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Corporation pursuant to this Agreement by assigning to the Corporation any claims under such insurance to the extent Indemnitee is paid by the Corporation;

(b) Provided there has been no Change in Control, for Liabilities in connection with Proceedings settled without the Corporation’s consent, which consent, however, shall not be unreasonably withheld;

(c) For an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation within the meaning of section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of any state statutory or common law;

(d) To the extent it would be otherwise prohibited by law, if so established by a judgment or other final adjudication adverse to Indemnitee; or

(e) In connection with a Proceeding commenced by Indemnitee (other than a Proceeding commenced by Indemnitee to enforce Indemnitee’s rights under this Agreement) unless the commencement of such Proceeding was authorized by the Board of Directors.

7. Fees and Expenses of Independent Legal Counsel. The Corporation agrees to pay the reasonable fees and expenses of Independent Legal Counsel should such Independent Legal Counsel be retained to make a determination of Indemnitee’s entitlement to indemnification pursuant to Section 5(b) of this Agreement, and to fully indemnify such Independent Legal Counsel against any and all expenses and losses incurred by any of them arising out of or relating to this Agreement or their engagement pursuant hereto.

8. Remedies of Indemnitee.

(a) In the event that (i) a determination pursuant to Section 5 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in the Court of Chancery of the State of Delaware of the remedy sought. Alternatively, unless court approval is required by law for the indemnification sought by Indemnitee, Indemnitee at Indemnitee’s option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association now in effect, which award is to be made within ninety (90) days following the filing of the demand for arbitration. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or arbitration award. In any such proceeding or arbitration Indemnitee shall be presumed to be entitled to indemnification and advancement of Expenses under this Agreement and the Corporation shall have the burden of proof to overcome that presumption.

(b) In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 5 hereof, the decision in the judicial proceeding or arbitration provided in paragraph (a) of this Section 8 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that Indemnitee is not entitled to indemnification.

(c) If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 5 hereof, or is deemed to have been made pursuant to Section 4 hereof or otherwise pursuant to the terms of this Agreement, the Corporation shall be bound by such determination.

(d) The Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(e) Expenses reasonably incurred by Indemnitee in connection with Indemnitee’s request for indemnification under, seeking enforcement of or to recover damages for breach of this Agreement shall be advanced by the Corporation when and as incurred by Indemnitee irrespective of any Final Adverse Determination that Indemnitee is not entitled to indemnification.

9. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

10. Maintenance of Insurance. The Corporation represents that it presently has in place certain directors’ and officers’ liability insurance policies covering its directors and officers. Subject only to the provisions within this Section 10, the Corporation agrees that so long as Indemnitee shall have consented to serve or shall continue to serve as a director or officer of the Corporation, or both, or as an Agent of the Corporation, and thereafter so long as Indemnitee shall be subject to any possible Proceeding (such periods being hereinafter sometimes referred to as the “Indemnification Period”), the Corporation will use all reasonable efforts to maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of directors’ and officers’ liability insurance from established and reputable insurers, providing, in all respects, coverage both in scope and amount which is no less favorable than that presently provided or, following the Corporation’s initial public offering, than that provided as of the time of such initial public offering. Notwithstanding the foregoing, the Corporation shall not be required to maintain said policies of directors’ and officers’ liability insurance during any time period if during such period such insurance is not reasonably available or if it is determined in good faith by the then directors of the Corporation either that:

(i) The premium cost of maintaining such insurance is substantially disproportionate to the amount of coverage provided thereunder; or

(ii) The protection provided by such insurance is so limited by exclusions, deductions or otherwise that there is insufficient benefit to warrant the cost of maintaining such insurance.

Anything in this Agreement to the contrary notwithstanding, to the extent that and for so long as the Corporation shall choose to continue to maintain any policies of directors’ and officers’ liability insurance during the Indemnification Period, the Corporation shall maintain similar and equivalent insurance for the benefit of Indemnitee during the Indemnification Period (unless such insurance shall be less favorable to Indemnitee than the Corporation’s existing policies).

11. Modification, Waiver, Termination and Cancellation. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

12. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

13. Notice by Indemnitee and Defense of Claim. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative that may result in the right to indemnification or the advancement of Expenses, but the omission so to notify the Corporation will not relieve it from any liability that it may have to Indemnitee if such omission does not prejudice the Corporation’s rights. If such omission does prejudice the Corporation’s rights, the Corporation will be relieved from liability only to the extent of such prejudice. Notwithstanding the foregoing, such omission will not relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

(a) The Corporation will be entitled to participate therein at its own expense; and

(b) The Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of any Proceeding if there has been a Change in Control or if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

(i) the employment of counsel by Indemnitee has been authorized by the Corporation;

(ii) Indemnitee shall have reasonably concluded that counsel engaged by the Corporation may not adequately represent Indemnitee due to, among other things, actual or potential differing interests; or

(iii) the Corporation shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence; in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

(c) The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; provided, however, that Indemnitee will not unreasonably withhold his or her consent to any proposed settlement.

14. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to Indemnitee, to the address set forth below Indemnitee’s signature on the signature page hereof.

(b) If to the Corporation, to:

Acer Therapeutics Inc.

One Gateway Center, Suite 351

(300 Washington Street)

Newton, MA 02458

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

15. Nonexclusivity. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under applicable law, the Corporation’s Certificate of Incorporation or

Bylaws, or any agreements, vote of stockholders, resolution of the Board of Directors or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided to Indemnitee thereunder or under this Agreement, Indemnitee shall be entitled to the full benefits of such more favorable rights.

16. Indemnification and Advancement Rights Primary. The Corporation hereby acknowledges that Indemnitee has or may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more parties other than the Corporation or an affiliate of the Corporation (collectively, the “Secondary Indemnitors”). The Corporation hereby acknowledges and the Corporation and Indemnitee hereby agree: (i) that the Corporation is the indemnitor of first resort; i.e., its obligations to Indemnitee are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary; (ii) that the Corporation shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation and/or Bylaws of the Corporation (or any other agreement between the Corporation and Indemnitee), without regard to any rights Indemnitee may have against the Secondary Indemnitors; and (iii) that the Corporation irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors that the Corporation may have for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Secondary Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Secondary Indemnitors shall have a right of contribution and/or subrogation to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Corporation. The Corporation and Indemnitee agree that the Secondary Indemnitors are express third party beneficiaries of the terms of this provision.

17. Certain Definitions.

(a) “Agent” shall mean any person who is or was, or who has consented to serve as, a director, officer, employee, agent, fiduciary, joint venturer, partner, manager or other official of the Corporation or a subsidiary or an affiliate of the Corporation, or any other entity (including without limitation, an employee benefit plan), in each case either at the request of, for the convenience of, or otherwise to benefit the Corporation or a subsidiary of the Corporation. Any person who is or was serving as a director, officer, employee or agent of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation.

(b) “Change in Control” shall mean the occurrence, after the Corporation’s initial public offering, of any of the following:

(i) Both (A) any “person” (as defined below) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least twenty percent (20%) of the total voting power represented by the Corporation’s then outstanding voting securities and (B) the beneficial ownership by such person of securities representing such percentage is not approved by a majority of the “Continuing Directors” (as defined below);

(ii) Any “person” is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least fifty percent (50%) of the total voting power represented by the Corporation’s then outstanding voting securities;

(iii) A change in the composition of the Board of Directors occurs, as a result of which fewer than two-thirds of the incumbent directors are directors (the “Continuing Directors”) who either (A) had been directors of the Corporation on the “look-back date” (as defined below) (the “Original Directors”) or (B) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority in the aggregate of the Original Directors who were still in office at the time of the election or nomination and directors whose election or nomination was previously so approved;

(iv) The stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, if such merger or consolidation would result in the voting securities of the Corporation outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or less of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

(v) The stockholders of the Corporation approve (A) a plan of complete liquidation of the Corporation or (B) an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

For purposes of Subsections (i) and (ii) above, the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act, but shall exclude (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a parent or subsidiary of the Corporation or (y) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

For purposes of Subsection (iii) above, the term “look-back date” shall mean the later of (x) the date first written above in the preamble to this Agreement or (y) the date 24 months prior to the date of the event that may constitute a “Change in Control.”

Any other provision of this Section 17(b) notwithstanding, the term “Change in Control” shall not include a transaction, if undertaken at the election of the Corporation, the result of which is to sell all or substantially all of the assets of the Corporation to another corporation (the “surviving corporation”); provided that the surviving corporation is owned directly or indirectly by the stockholders of the Corporation immediately following such transaction in substantially the same proportions as their ownership of the Corporation’s common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Agreement.

(c) “Disinterested Director” shall mean a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(d) “Expenses” shall include all direct and indirect costs (including, without limitation, attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which Indemnitee is otherwise not compensated by the Corporation or any third party) actually and reasonably incurred in connection with either the investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that “Expenses” shall not include any Liabilities.

(e) “Final Adverse Determination” shall mean that a determination that Indemnitee is not entitled to indemnification shall have been made pursuant to Section 5 hereof and either (1) a final adjudication in the courts of the State of Delaware from which there is no further right of appeal or decision of an arbitrator pursuant to Section 8(a) hereof shall have denied Indemnitee’s right to indemnification hereunder, or (2) Indemnitee shall have failed to file a complaint in a Delaware court or seek an arbitrator’s award pursuant to Section 8(a) for a period of one hundred twenty (120) days after the determination made pursuant to Section 5 hereof.

(f) “Independent Legal Counsel” shall mean a law firm or a member of a firm selected by the Corporation and approved by Indemnitee (which approval shall not be unreasonably withheld) or, if there has been a Change in Control, selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld), that neither is presently nor in the past five (5) years has been retained to represent: (i) the Corporation or any of its subsidiaries or affiliates, or Indemnitee or any corporation of which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such a corporation, in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(g) “Liabilities” shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, Employee Retirement Income Security Act excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

(h) “Proceeding” shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party, as a witness or otherwise, that is associated with Indemnitee’s being an Agent of the Corporation.

18. Binding Effect; Duration and Scope of Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs and personal and legal representatives. This Agreement shall be deemed to be effective as of the commencement date of the Indemnitee’s service as an officer or director of the Corporation and shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an Agent.

19. Severability. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

(b) to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

20. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware, without regard to conflict of laws rules.

21. Consent to Jurisdiction. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 8 of this Agreement, the Corporation and Indemnitee each irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

22. Entire Agreement. This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 15 hereof.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[ * * *]

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by a duly authorized officer and Indemnitee has executed this Agreement as of the date first above written.

ACER THERAPEUTICS INC., a Delaware corporation

By:
Title:

INDEMNITEE

By:
Printed name:

Address

Appendix G

ACER THERAPEUTICS INC.

2018 STOCK INCENTIVE PLAN

(Adopted by the Board of Directors on March 1, 2018)

(Approved by the Stockholders on     , 2018)

ACER THERAPEUTICS INC.

2018 STOCK INCENTIVE PLAN

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2018 STOCK INCENTIVE PLAN

G-ii

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2018 STOCK INCENTIVE PLAN

G-iii

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2018 STOCK INCENTIVE PLAN

G-iv

ACER THERAPEUTICS INC.

2018 STOCK INCENTIVE PLAN

ACER THERAPEUTICS INC.

2018 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on March 1, 2018, and shall be effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”), as a successor to the Opexa Therapeutics, Inc. Amended and Restated 2010 Stock Incentive Plan and the Acer Therapeutics Inc. 2013 Stock Incentive Plan (each, a “Predecessor Plan”). The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership and other incentive opportunities.

SECTION 2. DEFINITIONS.

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share, a Stock Unit or a Cash-Based Award under the Plan.

(c) “Award Agreement” shall mean the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.

(d) “Board of Directors” or “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

(e) “Cash-Based Award” shall mean an Award that entitles the Participant to receive a cash-denominated payment.

(f) “Change in Control” shall mean the occurrence of any of the following events:

(i)	A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)	Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B)	Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”);

provided, however, that for this purpose, the “original directors” and “continuing directors” shall not include any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(ii)

Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under

ACER THERAPEUTICS INC.

2018 STOCK INCENTIVE PLAN

special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company;

(iii)	The consummation of a merger or consolidation of the Company or a Subsidiary of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor); or

(iv)	The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (f)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date and (2) the date that is 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (f)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(f) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission in connection with a secondary public offering of securities or debt of the Company to the public.

(g) “Code” shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(h) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section  3 hereof.

(i) “Company” shall mean Acer Therapeutics Inc., a Delaware corporation.

(j) “Consultant” shall mean an individual who is a consultant or advisor and who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(k) “Disability” shall mean any permanent and total disability as defined by Section 22(e)(3) of the Code.

(l) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

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(m) “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n) “Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price” shall mean, in the case of a SAR, an amount, as specified in the applicable SAR Award Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(o) “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

(i)	If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;

(ii)	If the Stock was traded on any established stock exchange (such as the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; or

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(p) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(q) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(r) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(s) “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.

(t) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(u) “Participant” shall mean a person who holds an Award.

(v) “Performance Based Award” shall mean any Restricted Share Award, Stock Unit Award or Cash-Based Award that is subject to attainment of performance goals under Section 19.

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(w) “Plan” shall mean this 2018 Stock Incentive Plan of Acer Therapeutics Inc., as amended from time to time.

(x) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(y) “Restricted Share” shall mean a Share awarded under the Plan.

(z) “SAR” shall mean a stock appreciation right granted under the Plan.

(aa) “Section 409A” means Section 409A of the Code.

(bb) “Service” shall mean service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(cc) “Share” shall mean one share of Stock, as adjusted in accordance with Section 12 (if applicable).

(dd) “Stock” shall mean the Common Stock, par value $0.0001, of the Company.

(ee) “Stock Unit” shall mean a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Stock Unit Award Agreement.

(ff) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by a Committee appointed by the Board, or by the Board acting as the Committee. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

(b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the

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preceding sentence. To the extent permitted by applicable laws, the Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret the Plan and to apply its provisions;

(ii)	To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii)	To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v)	To determine when Awards are to be granted under the Plan;

(vi)	To select the Participants to whom Awards are to be granted;

(vii)	To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;

(viii)	To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(ix)	To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x)	To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi)	To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

(xiv)	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xv)	To take any other actions deemed necessary or advisable for the administration of the Plan.

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Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.

SECTION 4. ELIGIBILITY.

(a) General Rule. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Awards. Only common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

(b) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(c) Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(d) Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed the sum of (x) 500,000 Shares, plus (y) the sum of the number of Shares subject to outstanding awards under the Predecessor Plans on the Effective Date that are subsequently forfeited or terminated for any reason before being exercised or settled, plus the number of Shares subject to vesting restrictions under the Predecessor Plans on the Effective Date that are subsequently forfeited, plus the number of reserved Shares not issued or subject to outstanding grants under the Predecessor Plans on the Effective Date, plus (z) an annual increase on the first day of each fiscal year, for a period of not more than 10 years, beginning on January 1, 2019, and ending on (and including) January 1, 2028, in an amount equal to the lesser of (i) four percent (4%) of the outstanding Shares on the last day of the immediately preceding fiscal year or (ii) if the Board acts prior to the first day of the fiscal year, such lesser amount (including zero) that the Board determines for purposes of the annual increase for that fiscal year. Notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed 1,135,170 Shares plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 5(d). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

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(b) Award Limitations. No Participant eligible for an Award may receive Options or SARs under the Plan in any calendar year that relate to an aggregate of more than 250,000 Shares, and no more than two (2) times this amount in the first year of employment (subject to adjustment under Section 12). The maximum aggregate number of Shares that may be subject to Restricted Shares or Stock Units granted to a Participant in any calendar year is 250,000 Shares and no more than two (2) times this amount in the first year of employment (subject to adjustment under Section 12) and the maximum aggregate amount of cash that may be payable to a Participant in any calendar year as Cash-Based Awards is $2.0 million.

(c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any reason before being exercised or settled, or an Award is settled in cash without the delivery of Shares to the holder, then any Shares subject to the Award shall again become available for Awards under the Plan. Only the number of Shares (if any) actually issued in settlement of Awards (and not forfeited) shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan. Any Shares withheld to satisfy the grant price or Exercise Price or tax withholding obligation pursuant to any Award shall again become available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 5(d), Shares that have actually been issued shall not again become available for Awards under the Plan, except for Shares that are forfeited and do not become vested.

(d) Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution or replacement of stock options, stock appreciation rights, stock units or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed, substituted or replaced Awards shall be as the Committee, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan. Any such substitute or assumed Awards shall not count against the Share limitation set forth in Section 5(a) (nor shall Shares subject to such Awards be added to the Shares available for Awards under the Plan as provided in Section 5(d) above), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan.

SECTION 6. RESTRICTED SHARES.

(a) Restricted Share Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

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(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Share Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Award Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Award Agreement. The Stock Option Award Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.

(c) Exercise Price. Each Stock Option Award Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b), and the Exercise Price of an NSO shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Award Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(b)). A Stock Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

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(f) Exercise of Options. Each Stock Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h) No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12.

(i) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares, without stockholder approval. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair his or her rights or obligations under such Option. In addition, notwithstanding any other provision of the Plan, and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), in no event shall the Committee reduce the exercise price of an outstanding Option, or cancel any outstanding Option having a per Share exercise price greater than the Fair Market Value of a Share in exchange for cash, another Award or an Option with an exercise price that is less than the exercise price of the original Option, without shareholder approval.

(j) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(k) Buyout Provisions. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (ii) authorize a Participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(h) below.

(b) Surrender of Stock. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Participant or his or her representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Participant shall not surrender, or attest to the ownership

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of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Participant and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Net Exercise. To the extent that a Stock Option Award Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or any other form of payment permitted under the Stock Option Agreement.

(g) Promissory Note. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(h) Other Forms of Payment. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(i) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Award Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

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(c) Exercise Price. Each SAR Award Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

(d) Exercisability and Term. Each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award Agreement shall also specify the term of the SAR. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification, Extension or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares, without stockholder approval. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR. In addition, notwithstanding any other provision of the Plan, and except in connection with a corporate transaction involving the Company(including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), in no event shall the Committee reduce the exercise price of an outstanding SAR, or cancel any outstanding SAR having a per Share exercise price greater than the Fair Market Value of a Share in exchange for cash, another Award or a SAR with an exercise price that is less than the exercise price of the original SAR, without shareholder approval.

(h) Buyout Provisions. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (ii) authorize a Participant to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10. STOCK UNITS.

(a) Stock Unit Award Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Award Agreements entered into under the Plan need not be identical.

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(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Award Agreement. A Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Stock Unit Award Agreement may provide that vested Stock Units may be settled in a lump sum or in installments. A Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(f) Death of Participant. Any Stock Unit Award that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. Each recipient of a Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Stock Units Award that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Award Agreement.

SECTION 11. CASH-BASED AWARDS

The Committee may, in its sole discretion, grant Cash-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant and specify in an applicable Award Agreement. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash which may be payable pursuant to the Cash-Based Award, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the

ACER THERAPEUTICS INC.

2018 STOCK INCENTIVE PLAN

Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Committee determines.

SECTION 12. ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

(i)	The number of Shares available for future Awards under Section 5;

(ii)	The limitations set forth in Sections 5(a) and (b);

(iii)	The number of Shares covered by each outstanding Award; and

(iv)	The Exercise Price under each outstanding Option and SAR.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section 409A, such agreement shall provide for:

(i)	The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)	The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)	The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv)	Immediate vesting, exercisability or settlement of outstanding Awards followed by the cancellation of such Awards (whether or not then vested or exercisable) upon or immediately prior to the effectiveness of such transaction; or

(v)	Settlement of the intrinsic value of the outstanding Awards (whether or not then vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (whether or not then vested or exercisable) (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); in each case without the Participant’s consent. Any acceleration of payment of an amount that is subject to Section 409A will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A.

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2018 STOCK INCENTIVE PLAN

The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

(d) Reservation of Rights. Except as provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In the event of any change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to the occurrence of such event.

SECTION 13. DEFERRAL OF AWARDS.

(a) Committee Powers. Subject to compliance with Section 409A, the Committee (in its sole discretion) may permit or require a Participant to:

(i)	Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b) General Rules. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under the Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 15. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

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2018 STOCK INCENTIVE PLAN

(b) Elections to Receive NSOs, SARs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, SARs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Alternatively, the Board may mandate payment in any of such alternative forms. Such NSOs, SARs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

(c) Number and Terms of NSOs, SARs, Restricted Shares or Stock Units. The number of NSOs, SARs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, SARs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the United States Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 17. TAXES.

(a) Withholding Taxes. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the maximum legally required tax withholding.

(c) Section 409A. Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

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2018 STOCK INCENTIVE PLAN

SECTION 18. TRANSFERABILITY.

Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 18 shall be void and unenforceable against the Company.

SECTION 19. PERFORMANCE BASED AWARDS.

The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals; provided, however, that in the case of any Performance Based Award, the following conditions shall apply:

(a) The amount potentially available under a Performance Based Award shall be subject to the attainment of pre-established, objective performance goals relating to a specified period of service based on one or more of the following performance criteria: (A) cash flow, (B) earnings per share, (C) earnings before interest, taxes and amortization, (D) return on equity, (E) total stockholder return, (F) share price performance, (G) return on capital, (H) return on assets or net assets, (I) revenue, (J) income or net income, (K) operating income or net operating income, (L) operating profit or net operating profit, (M) operating margin or profit margin, (N) return on operating revenue, (O) return on invested capital, (P) market segment shares, (Q) costs, (R) expenses, (S) initiation or completion of research activities, (T) initiation or completion of development programs, (U) other milestones with respect to research activities or development programs, (V) regulatory body approval, (W) implementation or completion of critical projects, (X) commercial milestones or (Y) other milestones with respect to the growth of the Company’s business or the development or commercialization of any product or service (“Qualifying Performance Criteria”), any of which may be measured either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award;

(b) Unless specified otherwise by the Committee at the time the performance goals are established or otherwise within the time prescribed by Section 162(m) of the Code, the Committee shall appropriately adjust the method of evaluating performance under a Qualifying Performance Criteria for a performance period as follows: (A) to exclude asset write-downs, (B) to exclude litigation or claim judgments or settlements, (C) to exclude the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (D) to exclude accruals for reorganization and restructuring programs, (E) to exclude any extraordinary nonrecurring items as determined under generally accepted accounting principles and/or described in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (F) to exclude the dilutive effects of acquisitions or joint ventures, (G) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture, (H) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends, (I) to exclude the effects of stock based compensation and the

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2018 STOCK INCENTIVE PLAN

award of bonuses under the Company’s bonus plans; and (J) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles, in each case in compliance with Section 162(m) of the Code;

(c) The Committee shall establish the applicable performance goals in writing and an objective method for determining the Award earned by a Participant if the goals are attained, while the outcome is substantially uncertain and not later than the 90th day of the performance period (but in no event after 25% of the period of service with respect to which the performance goals relate has elapsed), and shall determine and certify in writing, for each Participant, the extent to which the performance goals have been met prior to payment or vesting of the Award; and

(d) The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of the pre-established performance goals to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

SECTION 20. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or Consultant. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 21. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall come into existence on the date of its adoption by the Board of Directors; provided, however, that no Award may be granted hereunder prior to the Effective Date. The Board of Directors may suspend or terminate the Plan at any time. No ISOs may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board of Directors, or (ii) the date the Plan is approved the stockholders of the Company.

(b) Right to Amend the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

SECTION 22. AWARDS TO NON-U.S. PARTICIPANTS.

Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, currency or tax policy or custom. The Committee also may impose conditions on the exercise, vesting or settlement of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country. The Committee may, in its sole discretion, adjust the value of any Awards or any amounts due to Participants hereunder to reflect any foreign currency conversions or fluctuations in foreign currency exchange rates; provided, however, that none of the Company or any Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuations between a Participant’s local currency and the United States Dollar that may affect the value of any Awards or of any amounts due to a Participant hereunder.

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2018 STOCK INCENTIVE PLAN

SECTION 23. CANCELLATION OR CLAWBACK OF AWARDS.

The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, pursuant to which the Committee may, to the extent permitted by applicable law and stock exchange rules or the applicable Company arrangement or policy, and shall, to the extent required, cancel or require reimbursement of any Awards granted to a Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

SECTION 24. GOVERNING LAW.

The Plan and each Award Agreement and all disputes or controversies arising out of or relating thereto shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of any state.

SECTION 25. SUCCESSORS AND ASSIGNS.

The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).

SECTION 26. EXECUTION.

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

ACER THERAPEUTICS INC.

By
Name
Title

PRELIMINARY

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Mail – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week

ACER THERAPEUTICS INC.	HOW TO VOTE YOUR SHARES OF ACER THERAPEUTICS INC.

Vote Your Proxy by Mail:

Mark, sign and date your proxy card and return it in the postage-paid pre-addressed envelope provided to Proxy Services, Continental Stock Transfer & Trust Co., 1 State Street, 30th Floor, New York, NY 10004.

Vote Your Proxy by Internet/Mobile: www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2A, 2B, 2C, 2D, 2E, 3, 4 AND 5.

PROPOSAL 1 – Election of Directors: To elect seven directors to hold office until the 2019 Annual Meeting of Shareholders.				PROPOSAL 5 – Ratification of Auditors: Proposal to ratify the appointment of Wolf & Company, P.C. as auditors for the fiscal year ending December 31, 2018.

Nominees:		FOR	WITHHOLD AUTHORITY	☐ FOR ☐ AGAINST ☐ ABSTAIN
01 – Stephen J. Aselage 02 – Jason Amello 03 – Hubert Birner	04 – John M. Dunn 05 – Michelle Griffin 06 – Luc Marengere 07 – Chris Schelling	☐	☐	THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES IN ITEM 1 AND FOR ITEMS 2A, 2B, 2C, 2D, 2E, 3, 4 AND 5.
(To withhold authority to vote for any individual nominee, mark the “FOR” box and strike a line through that nominee’s name in the list above)				☐

Address Change? Mark Box.

PROPOSAL 2 – To approve certain provisions of the Delaware Charter and Delaware Bylaws as set forth below:

2A - Approve a provision to permit stockholder action only at a duly called meeting and to prohibit action by written consent of stockholders.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2B – Approve a provision to eliminate the ability of stockholders to call a special meeting of stockholders.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2C – Approve a provision to provide for supermajority voting in connection with future amendments to certain provisions of the certificate of incorporation.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2D – Approve a provision to provide for supermajority voting in connection with future amendments to certain provisions of the bylaws.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2E – Approve a provision to provide that the Court of Chancery of the State of Delaware will be the exclusive forum for certain legal actions.

☐ FOR ☐ AGAINST ☐ ABSTAIN

PROPOSAL 3 – Approve the Reincorporation in order to effect a change in Acer’s jurisdiction of incorporation from Texas to Delaware.
Indicate changes below:
☐ FOR ☐ AGAINST ☐ ABSTAIN

PROPOSAL 4 – Approve the Acer Therapeutics Inc. 2018 Stock Incentive Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN				COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date , 2018

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be held on May 14, 2018:

Our Proxy Statement and 2017 Annual Report on Form 10-K are available at: www.cstproxy.com/acertx/2018

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

PROXY

ACER THERAPEUTICS INC.

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Acer Therapeutics Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints Harry S. Palmin, with full power of substitution, as proxy to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the offices of Pillsbury Winthrop Shaw Pittman LLP, 12255 El Camino Real, Suite 300, San Diego, California 92130, at 10:00 a.m. Pacific Time, on May 14, 2018, and any and all adjournments or postponements thereof. Such proxy or substitute shall have and may exercise all of the powers of said proxy hereunder. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2A, 2B, 2C, 2D, 2E, 3, 4 AND 5 AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING INCLUDING ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

(Continued, and to be marked, dated and signed, on the other side)